UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.  )
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TESORO CORPORATION

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TESORO CORPORATION

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
MAY 1, 2007

Tesoro Corporation will hold its 2007 Annual Meeting of Stockholders on Tuesday, May 1, 2007, at the Four Seasons Hotel, 1260 Channel Drive, Santa Barbara, California 93108 beginning at 5:00 P.M. Pacific time:

1. To elect nine directors;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2007; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Holders of common stock of record at the close of business on March 13, 2007, are entitled to notice of and to vote at the annual meeting.

By Order of the Board of Directors,

CHARLES S. PARRISH
Secretary

March 30, 2007
San Antonio, Texas

YOUR VOTE IS IMPORTANT.

IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, OR IF YOU DO PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY. A RETURN ENVELOPE IS PROVIDED FOR THIS PURPOSE.

TESORO CORPORATION

PROXY STATEMENT

2007 ANNUAL MEETING OF STOCKHOLDERS
MAY 1, 2007

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Tesoro Corporation of proxies to be voted at the 2007 Annual Meeting of Stockholders to be held on Tuesday, May 1, 2007, and at any adjournment thereof.

Each proxy will be voted as specified thereon by the stockholder. Any duly executed proxy not specifying the contrary will be voted as follows:

(1) for the directors nominated for election at the meeting, and

(2)	in favor of the proposal to ratify Deloitte & Touche LLP as our independent auditors for fiscal year 2007.

A stockholder giving a proxy may revoke it by written notice received by Tesoro’s Corporate Secretary at any time before it is voted.

At the close of business on March 13, 2007, the record date for the 2007 annual meeting, there were outstanding and entitled to vote 68,277,656 shares of our common stock. The holders of our common stock are entitled to one vote for each share held by them on all matters submitted to them. We have no other voting securities outstanding.

A copy of our 2006 Annual Report on Form 10-K is being mailed with this Proxy Statement to all stockholders as of the record date.

Our principal executive offices are located at 300 Concord Plaza Drive, San Antonio, Texas 78216-6999. This Proxy Statement and accompanying form of proxy are first being mailed to stockholders on or about March 30, 2007.

QUESTIONS AND ANSWERS

Who is entitled to vote at the meeting?

Stockholders of record as of the close of business on March 13, 2007 will be entitled to notice of, and to vote at, our 2007 Annual Meeting of Stockholders or any reconvened meetings after any adjournments of the meeting.

How many shares can stockholders vote?

On the record date, March 13, 2007, we had outstanding 68,277,656 shares of common stock, which constitute our only outstanding voting securities. Each stockholder is entitled to one vote for each share of common stock held as of the record date.

What matters am I voting on?

You are being asked to vote on the following matters:

•	the election of nine directors, and

•	the ratification of Deloitte & Touche LLP as our independent auditors for fiscal year 2007.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote as follows:

•	“FOR” the proposed slate of directors, and

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy card for your use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for your use.

How do I cast my vote?

If you hold your shares as a stockholder of record, you may vote by mail by signing and returning the enclosed proxy card, or you may vote in person at the annual meeting by (1) bringing proof of identification and (2) either delivering your proxy card in person or filling out and returning a ballot that will be supplied to you at the meeting. The enclosed proxy card contains instructions for voting by mail. Please follow these instructions carefully. Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later cannot attend or decide not to attend the meeting.

The proxies identified on the back of the proxy card will vote the shares of which you are stockholder of record in accordance with your instructions. If you sign and return your proxy card without giving specific voting instructions, the proxies will vote your shares “FOR” the nominated slate of directors and “FOR” the proposal to ratify our independent auditors. The giving of a proxy will not affect your right to vote in person if you decide to attend the meeting.

If you are a street name stockholder, you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

What if I am a participant in the Tesoro Corporation Thrift Plan or the Tesoro Corporation Retail Savings Plan?

Participants in the Tesoro Corporation Thrift Plan or the Tesoro Corporation Retail Savings Plan may instruct Fidelity Management Trust Company, as trustee for such plans, how to vote all shares of Tesoro common stock allocated to their accounts. If a participant in the Tesoro Corporation Thrift Plan or the Tesoro Corporation Retail Savings Plan does not instruct Fidelity Management Trust Company how to vote, the shares of Tesoro common stock allocated to such participant’s accounts will not be voted.

How will the proxies vote on any other business brought up at the meeting?

By submitting your proxy card, you authorize the proxies to use their judgment to determine how to vote on any other matter properly brought before the meeting. The proxies identified on the back of the proxy will vote your shares in accordance with your instructions. If you sign and return your proxy card without giving specific voting instructions, the proxies will vote your shares “FOR” the nominated slate of directors and “FOR” the proposal to ratify our independent auditors. The Board does not intend to bring any other business before the meeting, and it is not aware that anyone else intends to do so. If any other business comes before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote as proxies in accordance with their best judgment.

Can I revoke my proxy?

Yes. You can revoke your proxy before it is voted at the meeting by:

•	Submitting a new proxy card bearing a later date;

•	Giving written notice before the meeting to our Secretary at the address set forth on the cover of this Proxy Statement stating that you are revoking your proxy; or

•	Attending the meeting and voting your shares in person. Please note that your attendance at the meeting will not alone serve to revoke your proxy.

What does it mean if I get more than one proxy card?

Your shares are probably registered in more than one account. You should vote each proxy card you receive.

What is a quorum?

A quorum is the number of shares that must be present to hold the meeting. The quorum requirement for the meeting is the presence of stockholders, in person or by proxy, who own a majority of the outstanding shares as of the record date. A proxy that a stockholder submits may indicate that all or a portion of the shares represented by the proxy are not being voted (“stockholder withholding”) with respect to a particular matter. Proxies that are marked “abstain”, proxies relating to “street name” shares that are returned to us but marked by brokers as “not voted” (“broker non-votes”) and proxies reflecting shares subject to stockholder withholding will be treated as shares present for purposes of determining the presence of a quorum on all matters unless authority to vote is completely withheld on the proxy.

What is a broker non-vote?

A broker non-vote occurs when a broker submits a proxy that states that the broker does not vote for some or all of the proposals, because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

How many votes are needed for approval of each proposal?

•	The election of directors requires a plurality vote of the votes cast at the meeting. “Plurality” means that the nine individuals receiving the highest number of “FOR” votes will be elected to the Board. Consequently, any shares not voted “FOR” a particular nominee (whether as a result of a direction of the stockholder to withhold authority, abstentions or a broker non-vote) will not be counted in that nominee’s favor.

•	The ratification of the appointment of Deloitte & Touche LLP requires the affirmative “FOR” vote of a majority of the votes cast, in person or by proxy, at the meeting. Abstentions from voting and shares that are subject to stockholder withholding or broker non-vote are not counted as “votes cast” with respect to that proposal and, therefore, will have no effect on that vote.

Where can I find the voting results of the meeting?

The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of 2007.

How will proxies be solicited? Who will bear the cost?

We will bear the cost of the solicitation. In addition to the use of the mails, our directors, officers and employees, without additional compensation, may solicit proxies by personal interview, telephone, telegram or otherwise. We have retained a professional proxy soliciting organization, Innisfree M&A Incorporated, to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners, and possibly individual holders of record of 1,000 shares or more, by personal interview, telephone or similar means. We will pay such organization its customary fees, estimated not to exceed $8,500, and will reimburse such organization for certain expenses.

May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

You may submit proposals for consideration at future stockholder meetings, including director nominations.

Under the Securities and Exchange Commission rules, stockholder proposals for our 2008 Annual Meeting of Stockholders must be received at our principal executive offices by November 29, 2007, to be considered for inclusion in our proxy materials relating to that meeting. Nominations for directors must be submitted as described on page 18 of this proxy statement.

Under our By-Laws, other stockholder proposals must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 180 days prior to the anniversary date of the immediately preceding annual meeting (which for the 2008 annual meeting would be no earlier than November 2, 2007, and no later than February 1, 2008); provided, however, that in the event that the date of the annual meeting is more than 45 days later than the anniversary date of the immediately preceding annual meeting (which for the 2008 annual meeting would be after June 15, 2008), other stockholder proposals to be timely must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of the annual meeting was mailed to stockholders or the date on which it is first disclosed to the public.

Any stockholder proposals must be in writing and addressed to the attention of our Corporate Secretary. We reserve the right to reject, rule out of order, or take other appropriate actions with respect to any proposal or nomination that does not comply with these and other applicable requirements.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the 2007 annual meeting, the stockholders are requested to elect nine directors, constituting the whole Board of Directors, to hold office until the 2008 Annual Meeting of Stockholders or until their successors are elected and qualified. Proxies cannot be voted for more than nine nominees. Unless otherwise specified, all duly executed proxies received on a timely basis will be voted for the nominees set forth below. All of the nominees are currently on our Board of Directors. Two of our current directors, A. Maurice Myers and Patrick J. Ward, have chosen to retire from the Board at the end of their terms at the 2007 Annual Meeting. Each of the nominees has indicated his willingness to serve as a director, if elected, and we have no reason to believe that any nominee will be unable to serve. The persons designated as proxies, however, reserve full discretion to cast votes for other persons in the event that any one or more of the nominees are unable to serve.

The election of director nominees requires a plurality of the votes cast at the election. Under Delaware law and our Restated Certificate of Incorporation and By-laws, shares as to which a stockholder withholds authority to vote on the election of directors (“Abstentions”) and shares as to which a broker indicates that it does not have discretionary authority to vote (“Broker Non-Votes”) will not be counted as voting on the election of directors and will not affect the election of the nominees receiving a plurality of the votes cast.

Tesoro has adopted a majority vote provision as part of the Corporate Governance Guidelines. Under this provision, in an uncontested election of directors (i.e. an election where the only nominees are those recommended by the Board), any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election (a “Majority Withheld Vote”) is required to promptly tender his or her resignation to the Board following certification of the stockholder vote.

The Governance Committee will promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board. The Board will then act on the Governance Committee’s recommendation taking into account the Governance Committee’s recommendation and will publicly disclose its decision regarding whether to accept the director’s resignation offer, or, if applicable, the reason(s) for rejecting the resignation offer, in a Form 8-K or 10-Q furnished to the Securities and Exchange Commission within ninety (90) days from the date of the certification of the stockholder vote. The Governance Committee in making its recommendation, and the Board, in making its decision, may each consider any factors or other information that it considers appropriate or relevant, including, without limitation, the stated reasons why stockholders “withheld”, or third parties recommended that stockholders withhold, votes for election from such director, the reasonableness and accuracy of the bases for such reasons and recommendation, the length of service and qualifications of such director, the director’s contributions to Tesoro, and our Corporate Governance Guidelines.

If the resignation of a director tendering his or her resignation pursuant to this policy is accepted by the Board, then the Governance Committee will recommend to the Board whether to fill such vacancy or to reduce the size of the Board.

Any director who tenders his or her resignation pursuant to this provision shall not participate in the Governance Committee recommendation or Board action regarding whether to accept the resignation offer. However, if each member of the Governance Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee amongst themselves solely for the purpose of considering the resignation offers and recommend to the Board whether to accept them.

Information Concerning Directors and Nominees

Information regarding the business experience of each nominee for director and certain other information as to each nominee for director is set forth in the table below and in the following paragraphs. Certain of the information appearing in the table and notes thereto have been furnished to us by the respective nominees. No director or nominee for election as a director of Tesoro has a family relationship with any other director, nominee or executive officer of Tesoro. Our Board of Directors recommends that you vote FOR the election to the Board of each of the following nominees.

John F. Bookout, III Appointed Director in 2006 Age 53	Mr. Bookout joined McKinsey & Company in 1978 and spent most of his career working in petroleum refining, marketing, exploration and development, and the natural gas and electric utility industries. During his career, he held numerous leadership roles. Before relocating to Texas in 1995, he spent six years as Managing Partner of McKinsey’s Los Angeles Office and four years in London where he led McKinsey’s European Energy Practice. He also served as Managing Partner of the Texas Office, as co-leader of the Firm’s North American Energy Practice, and as a member of McKinsey’s Shareholders’ Committee. Mr. Bookout was a Director of McKinsey & Company in their Houston office until October 2006. Mr. Bookout is also a director of McDermott International, Inc., a publicly-held worldwide energy and services company, and is a senior advisor to First Reserve Corporation, an independently owned private equity firm focused on diversified energy investments.

Rodney F. Chase Appointed Director in 2006 Age 63	Mr. Chase spent his entire 39-year career with BP plc. He held positions within the upstream and downstream segments of the industry in Australia, Europe and North America. His background includes positions in shipping, refining, marketing, distribution, oil trading and gas as well as finance and strategic planning at the corporate executive level. In 1986, he was appointed Chief Executive Officer of BP Finance International and Group Treasurer. From 1999 to 2003 Mr. Chase served as Deputy Chief Executive Officer and President, Exploration, Production, Refining and Marketing. In 2003, Mr. Chase joined Lehman Brothers Ltd. in London, England as Senior Advisor for the U.S. and Europe. He currently serves as a Non-Executive Chairman for Petrofac Ltd. in the UK and Deputy Chairman of Tesco Plc. In addition, he serves on the corporate boards for Computer Sciences Corporation, an IT outsourcing, systems integration and consulting company, and Nalco Company, a water treatment, process chemicals, and equipment company.

Robert W. Goldman Appointed Director in 2004 Age 64	Mr. Goldman is currently Vice President, Finance for the World Petroleum Council. From July 1998 to October 2002, he was Senior Vice President and Chief Financial Officer of Conoco Inc. Prior to joining Conoco in 1988 as its Vice President and Controller, he had worked for E.I. DuPont de Nemours & Co., Inc. in a variety of financial and operating roles. Mr. Goldman serves on the boards of El Paso Corporation, a publicly held provider of natural gas and related energy products that owns North America’s largest natural gas pipeline system and is one of North America’s largest independent natural gas producers, Parker Drilling Company, a publicly held global energy company specializing in offshore drilling and workover services, and McDermott International, Inc., a publicly held worldwide energy and services company. Mr. Goldman is a member of the Outside Advisory Council of Global Infrastructure Partners. He is a former chairman of the Accounting Committee of the American Petroleum Institute.

Steven H. Grapstein Lead Director Appointed Director in 1992 Age 49	Mr. Grapstein has been Chief Executive Officer of Kuo Investment Company and subsidiaries, an international investment group, since January 1997. From September 1985 to January 1997, Mr. Grapstein was a Vice President of Kuo. Mr. Grapstein has been a Vice President of Oakville N.V., a Kuo subsidiary, since 1989 and Chairman and Chief Executive Officer of Presidio International dba A/X Armani Exchange, a fashion retail company, since 1999. He is also a Director of Mulberry Group Plc., a publicly listed British designer and manufacturer of fashion and interior design products, and several privately held hotel and real estate entities.

William J. Johnson Appointed Director in 1996 Age 72	Mr. Johnson has been a petroleum consultant since 1994 and President, Director and sole shareholder of JonLoc Inc., a private oil and gas company, since 1994. Mr. Johnson previously served as President, Chief Operating Officer and director of Apache Corporation, a publicly held independent oil and gas company. Mr. Johnson is on the board of directors of Devon Energy Corporation, a publicly held company engaged in oil and gas exploration, development and production, and the acquisition of producing properties.

J.W. (Jim) Nokes Appointed Director in 2007 Age 60	Mr. Nokes spent his entire 36-year career with ConocoPhillips and retired in 2006 as Executive Vice President of Refining, Marketing, Supply and Transportation. Mr. Nokes joined Conoco in 1970 and held various administrative, planning and operating management positions with Conoco Pipe Line Company. In 1981, he became the Commercial Manager of the natural gas and gas processing department of Conoco Inc. He returned to the Transportation Business in 1987 as General Manager of Transportation and President of Conoco Pipe Line Company. In 1989, Mr. Nokes transferred to London as Director and General Manager of Business Development of Conoco’s exploration and production affiliate. He became Vice President and General Manager of Product Marketing, Supply and Transportation in 1993 and later spent seven years as the Executive Vice President of Refining, Marketing, Supply and Transportation for ConocoPhillips’ global downstream business.

Donald H. Schmude Appointed Director in 1999 Age 71	Mr. Schmude has 37 years of experience in the energy industry with Texaco and Star Enterprise, a Texaco and Saudi Aramco joint venture. Prior to his retirement from Texaco in 1994, he was Vice President of Texaco and President and Chief Executive Officer of Texaco Refining & Marketing Inc. in Houston, Texas and Los Angeles, California. He also served as Vice President of Texaco, Inc., Special Projects, in Anacortes, Washington, and held various refinery engineering, planning and marketing positions.

Bruce A. Smith Chairman of the Board of Directors, President and Chief Executive Officer Appointed Director in 1995 Age 63	Mr. Smith has been Chairman of the Board of Directors, President and Chief Executive Officer of Tesoro since June 1996. He has been a director of Tesoro since July 1995. Mr. Smith was President and Chief Executive Officer of Tesoro from September 1995 to June 1996 and Executive Vice President, Chief Financial Officer and Chief Operating Officer of Tesoro from July 1995 to September 1995. He is also a director of Noble Energy, Inc., a publicly held company engaged in oil and gas exploration, development and production.

Michael E. Wiley Appointed Director in 2005 Age 56	Mr. Wiley has 34 years experience in the energy industry. Most recently he served as Chairman of the Board, President and Chief Executive Officer of Baker Hughes Incorporated, an oilfield services company, from August 2000 until October 2004. He also served as President of Baker Hughes from August 2000 to February 2004. Mr. Wiley was President and Chief Operating Officer of Atlantic Richfield Company, an integrated energy company, from 1998 through May 2000. Prior to 1998, he served as Chairman, President and Chief Executive Officer of Vastar Resources, Inc., an independent oil and gas company. Mr. Wiley serves as Senior Energy Advisor to Katzenbach Partners and is a director of Bill Barrett Corporation and Post Oak Bank, NA. He also serves on the Advisory Board of Riverstone Holdings, LLC.

Meetings of the Board of Directors

The Board of Directors met eight times during 2006. Each member of the Board attended at least 75% of the meetings of the Board and committees on which such director served during 2006.

Independence of Certain Directors

The Board of Directors has affirmatively determined that each of Messers. Bookout, Chase, Goldman, Grapstein, Johnson, Myers, Nokes, Schmude, Ward and Wiley has no material relationship with Tesoro and has satisfied the independence requirements of the Securities and Exchange Commission. The Board of Directors has also affirmatively determined that Messers. Bookout, Chase, Goldman, Grapstein, Johnson, Myers, Nokes, Schmude and Ward have each satisfied the independence requirements of the New York Stock Exchange. While the Board of Directors has determined that Mr. Wiley satisfies the SEC independence requirements, he is not considered independent under the rules of the NYSE solely because his adult daughter living in another household is employed by Tesoro’s independent auditors. Mr. Wiley’s daughter lives in another state and does no work for energy companies. In addition, the Board has determined that all of the members of each of the Audit, Compensation and Governance Committees of the Board meet the independence requirements of the NYSE and SEC. In assessing director independence, the Board of Directors considered the relationships (as a customer or supplier or otherwise) of Tesoro with various companies with which such directors may be affiliated and has determined that none of these relationships could impair the independence of such directors. In making this assessment, the Board took into account the level of transactions with such companies in relationship to Tesoro’s and the other parties’ aggregate sales, the level of director involvement in such transactions and the ability of such directors to influence such transactions.

Requirements and Other Criteria for Directors

Our Corporate Governance Guidelines provide that all members of the Board are expected to attend Tesoro’s annual meeting of stockholders. Messers. Grapstein, Johnson, Myers, Schmude, Smith, Ward and Wiley attended the 2006 Annual Meeting of Stockholders. Messers. Bookout, Chase and Nokes joined the Board after the 2006 Annual Meeting. We require that a majority of our directors be independent in accordance with the requirements of the NYSE and SEC. In addition, the Governance Committee is required to seek to attain a diverse Board and that any search by such committee or search firm to fill vacancies will seek to include diverse candidates from traditional and non-traditional pools. Other than these requirements, the Board has not defined any other minimum requirements for Board membership. In general, however, persons considered for Board positions must have demonstrated leadership capabilities, have no personal or financial interest that would conflict or appear to conflict with the interests of Tesoro and be willing and able to commit the necessary time for Board and committee service.

Our Corporate Governance Guidelines are available on our website at www.tsocorp.com under the heading “About Tesoro” under the subheading “Social Responsibility” and are available in print to any stockholder who requests it from the Secretary of the Company.

COMPENSATION OF DIRECTORS

In 2006, we provided the following annual compensation to directors who are not employees:

Director Compensation

				Change in
				Pension
				Value and
				Nonqualified
	Fees Earned or			Deferred
	Paid in	Stock	Option	Compensation
	Cash	Awards	Awards	Earnings	All Other	Total
Name	(3)($)	(4)($)	(5)($)	(6)(7)($)	Compensation (8)($)	($)

John F. Bookout, III(1)	21,888	13,355	147,010	—	95	182,348
Rodney F. Chase(2)	31,301	18,666	162,000	—	343	212,310
Robert W. Goldman	71,833	31,413	97,200	1,486	588	202,520
Steven H. Grapstein	97,417	31,413	97,200	22,615	132	248,777
William J. Johnson	75,500	31,413	97,200	—	1,224	205,337
A. Maurice Myers	70,333	31,413	97,200	7,825	900	207,671
Donald H. Schmude	65,500	31,413	97,200	12,434	1,224	207,771
Patrick J. Ward	68,917	31,413	97,200	12,178	1,452	211,160
Michael E. Wiley	61,250	31,413	97,200	1,726	372	191,961

(1)	Mr. Bookout became a Director effective July 21, 2006.

(2)	Mr. Chase became a Director effective May 4, 2006.

(3)	Of the fees earned, the following amounts were elected by the director to be deferred: Mr. Bookout, $21,888; Mr. Goldman, $28,733; Mr. Grapstein, $97,417; Mr. Schmude, $65,500; and Mr. Wiley, $40,625.

(4)	Under the 2005 Director Compensation Plan, a portion of the retainer fee is to be paid to the director in the form of shares of Tesoro stock. The number of shares to be issued is determined by dividing the designated portion of the retainer fee by the closing price of the stock on the last day of each service period ending January 31, April 30, July 31 and October 31. The shares to be issued are rounded up to the next whole share.

(5)	The amount shown in this column reflects the compensation expense for the outstanding options granted to the Directors recognized by Tesoro in 2006 in accordance with the Statement of Financial Accounting Standards No. 123 (Revised 2004) (“SFAS 123R”) “Share-Based Payment”, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. There were no forfeitures by the Directors in 2006. A discussion of the assumptions used in calculating the compensation cost is set forth in Note M to the Notes to our consolidated financial statements included in our Annual Report on Form 10-K.

The stock option detail for each director is shown in the following table along with the total grant date fair value of the awards computed in accordance with SFAS 123R.

				Grant Date Fair
		Options	Option	Value of Option	Total Options
		Granted	Price	Awards	Outstanding
Director	Grant Date	(#)	($/Sh)	($)	(#)

Mr. Bookout	7/21/2006	5,000	68.78	165,950	5,000
Mr. Chase	5/15/2006	5,000	67.10	162,000	5,000
Mr. Goldman	5/15/2006	3,000	67.10	97,200	14,000
Mr. Grapstein	5/15/2006	3,000	67.10	97,200	24,000
Mr. Johnson	5/15/2006	3,000	67.10	97,200	21,000
Mr. Myers	5/15/2006	3,000	67.10	97,200	20,000
Mr. Schmude	5/15/2006	3,000	67.10	97,200	27,000
Mr. Ward	5/15/2006	3,000	67.10	97,200	24,000
Mr. Wiley	5/15/2006	3,000	67.10	97,200	11,000

(6)	Directors may elect to defer the cash portion of the retainer fee to the Director Phantom Stock Plan. Deferred amounts are posted to the electing director’s account in stock equivalent units at the end of each service period determined by dividing the amount deferred by the closing Tesoro stock price on the last day of the service period. Equivalent units are added to the directors’ accounts in an amount equal to the declared dividend based on the closing price on the dividend payment date. Each director receives stock equivalent units for an annual accrual of $7,250, or a prorated amount for directors not serving a full year, divided by the closing Tesoro stock price for the last business day of the year. All stock equivalent units are adjusted to the closing Tesoro stock price for the last business day of each reporting period. As all deferrals, accruals, dividends and balances are valued based on the closing Tesoro stock price as of each designated date, such amounts are not included in the Director Compensation table above.

(7)	Directors may elect to defer all or a portion of the meeting fees, lead director and committee chair fees to the Director Deferred Compensation Plan. Amounts deferred are to be credited with interest, as applied at the end of each calendar quarter to the balance at the end of the prior calendar quarter, at the prime rate plus 2%. The interest shown is the amount credited that exceeds 120% of the applicable federal rate.

(8)	Represents the premium paid by Tesoro for life insurance coverage for Directors.

Retainer, Lead Director Fee and Meeting Attendance Fees

Effective August 1, 2006, each member of the Board who is not an officer of Tesoro began to receive a base retainer of $100,000 per year, $50,000 of which is payable in restricted shares of Tesoro common stock under the 2005 Plan described below and $50,000 of which is payable in cash. The independent, non-employee Lead Director of the Board receives an additional $25,000 per year for his service in that capacity. In addition, the chair of the Audit Committee receives $15,000 per year, the chair of the Compensation Committee receives $10,000 per year and the chairs of the Environmental, Health & Safety, Finance and Governance Committees each receive $8,000 per year for service in such positions. We reimburse our directors for travel and lodging expenses that they incur in connection with their attendance at meetings of the Board, meetings of any Board committee of which they are a member and our annual meeting of stockholders.

2005 Director Compensation Plan

The Tesoro Corporation 2005 Director Compensation Plan, which we refer to as the 2005 Plan, provides non-employee directors an opportunity to obtain or increase their proprietary interest in Tesoro, thereby encouraging them to continue to serve on our Board of Directors. The 2005 Plan provides that a non-employee director’s annual retainer fee (as it may be determined by the Board from time to time, which is currently $100,000 as described above) for any twelve-month period beginning May 1 and ending April 30 will be paid in quarterly installments. For each service period during the term of the 2005 Plan, provided there are sufficient shares of our common stock remaining available for issuance under the 2005 Plan, we will pay to each non-employee director the non-cash portion of the annual retainer fee earned during the service period in shares of our common stock. The number of shares of our common stock to be delivered to each non-employee director will be determined by dividing the amount of the non-cash portion of the annual retainer fee earned during the service period by the fair market value of our common stock on the last trading day during such service period (generally, determined as the closing sale price of the common stock on that date as reported on the NYSE). No fractional shares of our common stock will be issued under the 2005 Plan; accordingly, the number of shares of our common stock to be delivered to a non-employee director with respect to the non-cash portion of the annual retainer fee earned during a service period will be rounded up to the nearest whole share if necessary to prevent the issuance of a fractional share. The maximum number of shares of our common stock that may be granted under the 2005 Plan is 50,000, subject to certain adjustments.

Deferred Compensation Plan

Under the Tesoro Corporation Board of Director Deferred Compensation Plan, a director electing to participate may defer between 20% and 100% of his total cash compensation for the ensuing year, with deferred compensation credited to an interest-bearing account maintained by us. Interest is applied each quarter to the beginning balance at the prime rate published in the Wall Street Journal on the last business day of such quarter plus two percentage points (10.25% at December 31, 2006). All payments under the Deferred Compensation Plan are solely our obligation. Upon the death of a participating director, the balance in his account under the Deferred Compensation Plan is payable to his beneficiary or beneficiaries in one lump sum. In the event of the disability, retirement or the removal or resignation prior to the death, disability or retirement of a participating director, the balance in his account will be paid to such director in ten equal annual installments, or a shorter period, including lump sum, at the discretion of the Compensation Committee. In the event of a change-of-control (as “change-of-control” is defined in the Deferred Compensation Plan), the balance in each participating director’s account will be distributed to him as a lump sum within 30 days after the date of the change of control. We also have an agreement with Frost National Bank of San Antonio, Texas, under which the Tesoro Corporation Board of Director Deferred Compensation Plan Trust was established for the sole purpose of creating a fund to provide for the payment of deferred compensation to participating directors under the Deferred Compensation Plan.

Deferred Phantom Stock Plan

Under the Tesoro Corporation Board of Director Deferred Phantom Stock Plan, each non-employee director shall have credited to his account as of the last day of the year a yearly accrual equal to $7,250 (limited to 15 accruals, including previous accruals of retirement benefits under the Director Retirement Plan); and each participant who is serving as a chairman of a committee of the Board immediately prior to his termination as director and who has served at least three years as a director shall have an additional accrual equal to $5,000 credited to his account. The Deferred Phantom Stock Plan allows for pro rata calculations of the yearly accrual in the event a director serves for part of a year. In addition, a participating director may elect to defer any part or all of the cash portion of his annual director retainer into his account. Each transfer, accrual or deferral shall be credited quarterly to the participating director’s account in units based upon the number of shares that could have been purchased with the dollars credited based upon the closing price of our common stock on the NYSE on the date the amount is credited. Dividends or other distributions accrue to the participating director’s account. Participating directors are vested 100% at all times with respect to deferrals. Participating directors vest in the yearly accruals upon completion of three full years of service as a member of the Board. If a participating director voluntarily resigns or is removed from the Board prior to serving three years on the Board, he shall forfeit all amounts not vested. If a director dies, retires, or becomes disabled, he shall be 100% vested in his account without regard to service. Distributions from the Deferred Phantom Stock Plan shall be made in cash, based on the closing market price of our common stock on the NYSE on the business day immediately preceding the date on which the cash distribution is to be made, and such distributions shall be made in either a lump-sum distribution or in annual installments not exceeding ten years as elected by the director at least one year prior to an event requiring distribution. If the director has changed his election in the one year period preceding such event, the change in the election will not be effective and the distribution will be made in accordance with the director’s prior election. Death, disability, retirement or cessation of status as a director of Tesoro, constitute events requiring a distribution. Upon the death of a participating director, the participating director’s beneficiary will receive, as soon as practicable, the cash value of the participating director’s account as of the date of death. At December 31, 2006, participating directors’ accounts included the following units of phantom stock: Mr. Bookout — 402 units; Mr. Chase — 73 units; Mr. Goldman — 1,351 units; Mr. Grapstein — 18,124 units; Mr. Johnson — 6,187 units; Mr. Myers — 8,740 units; Mr. Schmude — 12,693 units; Mr. Ward — 8,207 units; and Mr. Wiley — 961 units.

1995 Non-Employee Director Stock Option Plan

Our 1995 Non-Employee Director Stock Option Plan, which we refer to as the 1995 Plan, provides for the grant to non-employee directors of automatic, non-discretionary stock options, at an exercise price equal to the fair market value of our common stock as of the date of grant. Under the 1995 Plan, each person serving as a non-employee director initially receives an option to purchase 5,000 shares of our common stock. Thereafter, each non-employee director, while the 1995 Plan is in effect and shares are available to grant, is granted an option to purchase 3,000 shares of our common stock on the next day after each annual meeting of our stockholders, but not later than June 1 if no annual meeting is held. All options under the 1995 Plan become exercisable six months after the date of grant. The 1995 Plan will terminate as to the issuance of stock options in February 2010.

Group Life Insurance Benefits

We provide group life insurance benefits in the amount of $100,000 and accidental death and dismemberment insurance up to a maximum of $350,000 for each of the members of the Board of Directors who are not our employees and certain former non-employee directors. The premium for such insurance ranged from $168 to $1,488 per director during 2006.

CORPORATE GOVERNANCE

Tesoro is committed to integrity, reliability and transparency in its public disclosures. Years before the implementation of the corporate governance requirements of the Sarbanes-Oxley Act of 2002, Tesoro had implemented corporate governance guidelines, established Audit, Compensation and Governance Committees consisting entirely of non-employee, independent directors, insured that a majority of the members of the Board of Directors were non-employee, independent directors and established a Lead Director to preside over meetings of the independent directors. In recent years, we have taken additional steps to implement enhancements to our corporate governance practices in response to new corporate governance listing standards of the NYSE and regulations of the SEC. In particular, we have:

•	held regular executive sessions for non-employee members of the Board; in 2006, the non-employee directors met in executive session six times and the members of the Audit Committee met in executive session five times; Mr. Grapstein presided over these sessions as Lead Director and chair of the Audit Committee, respectively;

•	maintained procedures for receiving, retaining and treating complaints from any source regarding accounting, internal controls and auditing matters, and procedures for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters;

•	followed existing pre-approval policies and procedures for all audit and non-audit services performed by the independent auditors; and

•	maintained Tesoro’s Code of Business Conduct, which applies to all directors, officers and employees; and the Code of Business Conduct and Ethics for Senior Financial Executives, which applies to certain senior financial officers.

Committees of the Board of Directors

The Board has the following standing committees: Audit Committee, Compensation Committee, Environmental, Health & Safety Committee, Finance Committee and Governance Committee, each of which has a written committee charter that is available on our website at www.tsocorp.com under the heading “About Tesoro” under the subheading “Social Responsibility” and is available in print to any stockholder who requests it from Tesoro’s Corporate Secretary.

Audit Committee

Function:  The Audit Committee’s primary purpose is to provide assistance to the Board in fulfilling its responsibility to Tesoro and its stockholders relating to its oversight of management and its auditors in respect of corporate accounting, financial reporting practices, and the quality and integrity of Tesoro’s financial reports, including our compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of Tesoro’s internal audit function and independent auditors, and the preparation of the report required by the rules of the SEC to be included in our annual proxy statement.

Members:  Mr. Grapstein (Chairman), Mr. Bookout, Mr. Chase, Mr. Goldman and Mr. Johnson.

Meetings in 2006:  Five

Approval of Audit and Non-Audit Services:  Since the beginning of 2003, 100% of audit and non-audit services provided by the independent auditors were approved by the Audit Committee.

Service on Other Audit Committees:  No member of the Audit Committee serves on the audit committees of more than four public companies, including Tesoro.

Audit Committee Financial Expert:  The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing, but are financially literate and each of the members of the Committee, currently comprised of Messers. Grapstein, Bookout, Chase, Goldman and Johnson, qualify as “audit committee financial experts,” as defined by SEC rules.

Compensation Committee

Function:  The Compensation Committee’s primary purpose is to discharge the responsibilities of the Board to our stockholders, potential stockholders and investment community with respect to our compensation programs and compensation of our Chief Executive Officer and other members of Tesoro’s senior management. In performing its duties, the Compensation Committee does the following:

•	reviews and approves all areas of senior executive compensation, including the compensation of the executive officers named in the Summary Compensation Table below under “Executive Compensation”;

•	reviews and approves the aggregate amount of all , cash incentive awards and stock incentives for our employees;

•	administers our long-term incentive plans;

•	reviews retirement matters;

•	reviews new employment or management stability agreements and amendments and extensions of existing agreements and administers and interprets employment agreements;

•	prepares an annual report for inclusion in our proxy statement on the compensation of our CEO and named executive officers; and

•	provides information and advice annually to the Governance Committee on compensation for non-employee directors.

As explained in more detail under “Executive Compensation — Compensation Discussion and Analysis”, we compensate our management through a combination of base salary, annual incentive bonuses and long-term equity awards which are designed to be competitive with those of comparable companies and to align executive performance with the long-term interests of our stockholders.

The Compensation Committee meets at least quarterly to perform its duties and periodically approves and adopts, or makes recommendations to the Board for, Tesoro’s compensation decisions (including the approval of options and restricted stock to executive officers). The CEO, the General Counsel, the Vice President, Human

Resources and the Director of Compensation attend regular Committee meetings. Each meeting concludes with an executive session during which only the Committee members, all of whom are non-employee, independent directors, are present. The Committee has the authority to delegate its responsibilities but has not done so in the past. The Committee regularly engages Towers Perrin as a consultant to review Tesoro’s compensation practices and to compare the compensation of Tesoro’s executive officers to those of a comparative group. For more information on the role of Towers Perrin in determining or recommending the amount or form of executive compensation, please see the discussion under “Executive Compensation-Compensation Discussion and Analysis”.

The Compensation Committee meets outside the presence of all of our executive officers, including the named executive officers, to consider appropriate compensation for our CEO. With respect to our CEO, the Governance Committee receives a list of goals from the CEO each year during the first quarter. At year-end, the CEO formally reviews his performance against these personal goals with the Governance Committee. The Governance Committee then analyzes the CEO’s performance and reports the results to the Compensation Committee which determines his base salary, annual cash incentive plan award payout and long-term equity incentive awards based on the assessment of his performance. For all other executive officers, including our named executive officers, our CEO makes recommendations to the Compensation Committee with respect to the appropriate base salary, payments to be made under our annual cash incentive plan and the grants of long-term equity incentive awards for all executive officers, excluding himself. Based in part on these recommendations from our CEO and other considerations, the Compensation Committee approves the annual compensation package of our executive officers other than our CEO.

Members: Mr. Myers (Chairman), Mr. Bookout, Mr. Johnson and Mr. Ward. Messers. Myers and Ward have chosen to retire from the Board at the expiration of their current terms at the 2007 Annual Meeting.

Meetings in 2006:  Six

Environmental, Health & Safety Committee

Function:  The Environmental, Health & Safety Committee assists the board in fulfilling its oversight responsibilities for environmental, health, safety and security matters including monitoring overall compliance with all federal, state and local governmental rules and regulations.

Members:  Mr. Schmude (Chairman), Mr. Goldman and Mr. Wiley.

Meetings in 2006:  Four

Finance Committee

Function:  The Finance Committee takes a leadership role and provides assistance to the Board in fulfilling its oversight responsibilities with respect to Tesoro’s capital allocation strategy, capital structure, and other related matters, as may be assigned by the Board.

Members:  Mr. Goldman (Chairman), Mr. Schmude and Mr. Wiley.

Meetings in 2006:  Five

Governance Committee

Function:  The Governance Committee takes a leadership role in and provides assistance to the Board in fulfilling its corporate governance responsibilities to our stockholders, potential stockholders and the investment community. The Governance Committee also reviews and makes recommendations to the Board annually regarding:

•	the organization and structure of the Board and the committees of the Board;

•	compensation for the independent, non-employee members of the Board;

•	corporate governance guidelines; and

•	the role and effectiveness of the Chief Executive Officer, the Board and each committee of the Board.

Members:  Mr. Johnson (Chairman), Mr. Chase, Mr. Myers and Mr. Ward. Messers. Myers and Ward have chosen to retire from the Board at the expiration of their current terms at the 2007 Annual Meeting.

Meetings in 2006:  Four

Consideration of Nominees for Membership on the Board of Directors:  The Governance Committee considers and recommends to the Board from time to time suitable candidates for membership on the Board, including nominees recommended by stockholders. Our CEO initially meets with a potential Board candidate. Afterwards, the potential candidate meets with the Chairman of the Governance Committee. If both the Chairman of the Governance Committee and the CEO agree that the individual might be a good candidate for Board membership, the candidate is invited to meet with the other members of the Board. If the Board concurs that the candidate might be a good addition to the Board, separate meetings are arranged with our independent auditors and the Senior Vice President, General Counsel and Secretary. Stockholders wishing to submit a recommendation for a potential Board candidate should write the Governance Committee. Stockholders may also make nominations for directors at annual or certain special stockholder meetings if they comply with the procedures described below under “Stockholder Communications — Nomination of Directors”. The Governance Committee has not received any recommendations for nominees for Board members from stockholders for the 2007 Annual Meeting. All potential candidates for Board membership, whether nominated through our internal process or by stockholder nomination, receive equal consideration for Board membership.

On June 8, 2005, the Governance Committee engaged the SpencerStuart organization (for a fee of $100,000 plus reimbursement of expenses) to assist in identifying and evaluating new candidates for membership on the Board. Total fees and expenses paid to SpencerStuart in 2006 were $110,339.

Compensation Committee Interlocks and Insider Participation

The names of the members of our Compensation Committee in 2006 are set forth above. There were no compensation committee interlocks or insider participation during 2006.

Code of Conduct

Tesoro’s Code of Business Conduct and Ethics for Senior Financial Executives is specifically applicable to the CEO, the CFO, and the head of Finance, the Controller and persons performing similar functions. In addition, we have a Code of Business Conduct that applies to all of our directors, officers and employees. Both the Code of Business Conduct and Ethics for Senior Financial Executives and the Code of Business Conduct are available on our website at www.tsocorp.com under the heading “About Tesoro” under the subheading “Social Responsibility.” We will post on our website any amendments to, or waivers from, our Code of Business Conduct and Ethics for Senior Financial Executives.

Stockholder Communications

Communications with the Board, the Lead Director or the Non-employee Members of the Board

Persons may communicate with the Board, or directly with Mr. Grapstein or the non-employee members of the Board, by submitting such communication in writing in care of Chairman of the Board of Directors, Tesoro Corporation, 300 Concord Plaza Drive, San Antonio, Texas 78216-6999.

Communications with the Audit Committee

The Audit Committee has established procedures for the receipt, retention, and treatment of complaints received by Tesoro regarding accounting, internal controls, or auditing matters and the confidential, anonymous submission by Tesoro’s employees of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with Tesoro’s Audit Committee may do so by submitting such communication in writing in care of the Chairman, Audit Committee, Tesoro Corporation, 300 Concord Plaza, San Antonio, Texas 78216-6999.

Nomination of Directors

Under our By-laws, a Tesoro stockholder entitled to vote for the election of directors, may, if he or she complies with the following procedures, make a nomination for director at a stockholder meeting. Nominations for director may be made by stockholders only after compliance with the procedures set forth in our By-laws. The following summary is qualified in its entirety by reference to the full text of the By-laws. Written notice of such stockholder’s intent to make such nomination must be delivered either by personal delivery or by United States mail, postage prepaid to Tesoro (Attention: Corporate Secretary) on a timely basis as set forth below and must contain (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of Tesoro stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations); and (v) the consent of each nominee to serve as a director if so elected.

In the case of an annual meeting of stockholders, the required notice must be delivered not later than 90 days (which for the 2008 meeting would be February 1, 2008) nor more than 180 days (which for the 2008 meeting would be November 2, 2007) prior to the date of the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is more than 45 days later than the anniversary date of the immediately preceding annual meeting of stockholders (which for the 2008 meeting would be June 15, 2008), notice by the stockholder to be timely must be received by the Corporate Secretary not later than the close of business on the tenth day following the earlier of the day on which a written statement setting forth the date of the annual meeting of stockholders was mailed to stockholders or the date on which it is first disclosed to the public. In the case of a special meeting of stockholders for the election of directors, the required notice must be delivered not later than the close of business on the tenth day following the earlier of the date on which notice of the date of the special meeting of stockholders was mailed or such public disclosure was made to the stockholders. Notwithstanding the foregoing, if an existing director is not standing for reelection to a directorship that is the subject of an election at such meeting, then a stockholder may make a nomination with respect to such directorship at anytime not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the fact that such directorship is to be elected and the name of the nominee proposed by the Board of Directors is first mailed to stockholders or the date on which such information is first disclosed to the public.

PROPOSAL NO. 2

RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS INDEPENDENT AUDITORS

The Board of Directors considers it desirable that its appointment of the firm of Deloitte & Touche LLP as independent auditors for Tesoro and its subsidiaries for fiscal year 2007 be ratified by the stockholders. A representative of Deloitte & Touche LLP is expected to be present at the 2007 Annual Meeting of Stockholders and to be available to respond to appropriate questions. Such representative will have the opportunity to make a statement at the annual meeting if he or she desires to do so. Under Delaware law, the Restated Certificate of Incorporation and By-laws, a majority of the votes cast are required to approve the ratification of the appointment of Deloitte & Touche LLP as auditors. Abstentions and Broker Non-Votes are not votes “cast” on the question and therefore will not count as votes for or against the proposal, and will not be included in calculating the number of votes necessary for approval of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE FIRM OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR TESORO AND ITS SUBSIDIARIES FOR FISCAL YEAR 2007.

Audit Committee Report for 2006

The Audit Committee does not prepare financial statements or attest to their accuracy. The preparation, presentation and integrity of the Company’s financial reports are the responsibility of management. Deloitte & Touche LLP, the Company’s independent auditors, are responsible for auditing the Company’s financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on their conformity to accounting principles generally accepted in the United States of America.

In performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and the independent auditors. It also provided oversight of the independent auditors, the Company’s internal audit function and the Company’s system of internal controls over financial reporting. In performing these duties, the Audit Committee met a total of five times during 2006 with management and representatives from internal audit and the independent auditors.

The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that might impact their objectivity and independence and based on such information satisfied itself as to the independence of the Company’s independent auditors. The Audit Committee also discussed with management, internal audit and the independent auditors the quality and adequacy of the Company’s internal controls and the audit scope and plans for audits performed by internal audit and the independent auditors.

The Audit Committee discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended by Statements 89 and 90, as well as other regulations and standards (Audit Committee Communications) and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed with internal audit and management significant items that resulted from internal audit examinations.

Based on the reviews and discussions referred to above with management and the independent auditors, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. The Audit Committee has engaged, subject to stockholder ratification, Deloitte & Touche LLP to audit the Company’s financial statements for 2007.

February 22, 2007	Audit Committee of the Board of Directors

Steven H. Grapstein, Chairman
John F. Bookout III
Rodney F. Chase
Robert W. Goldman
William J. Johnson

Deloitte & Touche Fees for 2006 and 2005

For the years ended December 31, 2006 and 2005, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”).

Audit Fees

The aggregate fees for professional services rendered by the Deloitte Entities in connection with their audit of our consolidated financial statements and reviews of the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements were approximately $2,915,000 for 2006 and $2,970,000 for 2005. The 2006 and 2005 audit fees include the audit of our internal control over financial reporting and management’s assessment thereof, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

The aggregate fees for audit-related services rendered by the Deloitte Entities were approximately $95,000 for 2006 and $90,000 for 2005. The nature of the services performed for these fees were primarily employee benefit plan audits.

Tax Fees

The aggregate fees for tax services rendered by the Deloitte Entities were approximately $70,000 for 2006 and $105,000 for 2005 for matters such as consultation on sales, use and excise tax matters in both 2006 and 2005, assistance in the preparation of state tax returns in 2005 and licensing fees for corporate tax software in 2005.

All Other Fees

There were no fees paid to the Deloitte Entities for services not included above for 2006 or 2005.

The Audit Committee of our Board of Directors has considered whether such non-audit services rendered by the Deloitte Entities are compatible with maintaining the Deloitte Entities’ independence. In accordance with the Audit Committee charter, all audit and permitted non-audit services to be performed by the Deloitte Entities must be approved in advance by the Audit Committee and all pre-approvals of audit and non-audit services performed by the Deloitte Entities have been conducted solely by the Audit Committee since the beginning of 2003.

STOCK OWNERSHIP

Security Ownership by Directors and Executive Officers

The following table shows the beneficial ownership of our common stock reported to us as of March 1, 2007, including shares as to which a vested right to acquire ownership exists (for example, through the exercise of stock options) within the meaning of Rule 13d-3(d)(1) under the Exchange Act and shares credited to accounts under our Thrift Plan, for each director and nominee, the CEO, our other four most highly compensated officers during 2006 and, as a group, such persons and other executive officers. Unless otherwise indicated, each person or member of the group listed has sole voting and investment power with respect to the shares of our common stock listed.

					Common
				Common	Stock for
		Common		Stock	which
	Common	Stock		Credited	Beneficial
	Stock	Underlying		under	Ownership is		Total Stock-
	Owned of	Exercisable		Thrift	Otherwise		Based	Percent of
	Record(1)	Options(2)		Plan	Attributed		Ownership(3)	Class

John F. Bookout, III	359	5,000		—	—		5,359	*
Rodney F. Chase	430	5,000		—	—		5,430	*
Robert W. Goldman	1,368	14,000		—	—		15,368	*
Steven H. Grapstein	36,404	23,000		—	10,751	(4)	70,155	*
William J. Johnson	13,648	21,000		—	—		34,648	*
A. Maurice Myers	4,208	20,000		—	—		24,208	*
J.W. (Jim) Nokes	—	5,000		—	—		5,000	*
Donald H. Schmude	5,827	27,000		—	—		32,827	*
Bruce A. Smith	896,323	2,037,400	(5)	9,900	—		2,943,623	4.31%
Patrick J. Ward	16,487	23,000		—	4,000	(6)	43,487	*
Michael E. Wiley	2,843	11,000		—	—		13,843	*
William J. Finnerty	38,261	150,250		1,417	—		189,928	*
Gregory A. Wright	31,426	140,200		3,233	—		174,859	*
Everett D. Lewis	22,080	175,850		87	—		198,017	*
J. William Haywood	30,800	100,050		4,579	—		135,429	*
All directors and executive officers as a group (26 individuals)	1,162,608	3,249,903(5)		48,628	15,205	(4)(6)(7)	4,476,344	6.56%

*	Less than 1.0%.

(1)	Includes shares of unvested restricted stock.

(2)	Includes shares that the listed persons had the right to acquire through the exercise of stock options on February 28, 2007, or within 60 days thereafter.

(3)	Units of phantom stock payable in cash that have been credited to the directors under the Phantom Stock Plan are not included in the shares shown above.

(4)	Mr. Grapstein disclaims beneficial ownership for the shares shown, which are held in accounts for his spouse and minor children.

(5)	The shares shown above exclude 175,000 units of phantom stock options for which any appreciated value is payable in cash. The phantom stock option is convertible to a non-qualified stock option under Tesoro’s Long-Term Executive Compensation Plan, at the discretion of the Compensation Committee.

(6)	The shares shown are owned by P&L Family Partnership Ltd. that Mr. Ward and his spouse control through 57% ownership.

(7)	Includes 454 shares owned by an executive officer’s spousal IRA.

The following table summarizes, as of December 31, 2006, certain information regarding equity compensation to our employees, officers, directors and other persons under our equity compensation plans.

Equity Compensation Plan Information

			Number of Securities
			Remaining Available for
		Weighted-Average	Future Issuance under
	Number of Securities to	Exercise Price of	Equity Compensation
	be Issued upon Exercise	Outstanding Options,	Plans (Excluding
	of Outstanding Options,	Warrants and	Securities Reflected in
Plan Category	Warrants and Rights	Rights	the Second Column)

Equity compensation plans approved by security holders	3,573,004	$26.45	1,755,685
Equity compensation plans not approved by security holders(1)	190,869	$9.82	—

Total	3,763,873	$25.61	1,755,685

(1)	The Key Employee Stock Option Plan was approved by our Board of Directors in November 1999 and provided for stock option grants to eligible employees who are not our executive officers. The options expire ten years after the date of grant. Our Board of Directors has suspended any future grants under this Plan.

Security Ownership by Certain Beneficial Owners

The following table sets forth information from filings made with the SEC as to each person or group who as of February 28, 2007 beneficially owned more than 5% of the outstanding shares of Tesoro common stock.

	Amount and Nature of
	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares	Percent of Class

FMR Corp.(1)	9,956,250	14.58%
82 Devonshire Street Boston, MA 02109
Neuberger Berman Inc.(2)	3,431,485	5.03%
605 Third Avenue New York, NY 10158

(1)	According to a Schedule 13G filed with the SEC, FMR Corp., a holding company, has sole voting power with regard to 5,425,260 shares of Tesoro common stock and sole dispositive power with regard to 9,956,250 shares of Tesoro common stock. According to the Schedule 13G, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment advisor in accordance with Rule 13d-1 of the Securities Exchange Act of 1934 is the beneficial owner of 5,274,520 shares of Tesoro common stock as a result of acting as investment advisor to various investment companies. FMR Corp., through its control of Fidelity and the funds, and Edward C. Johnson 3d, Chairman of FMR Corp., each has sole power to dispose of the 5,274,520 shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees.

(2)	According to a Schedule 13G filed with the SEC, Neuberger Berman Inc. is part of a group with Neuberger Berman, LLC which has sole voting power with regard to 2,535,235 shares of Tesoro common stock and shared dispositive power with regard to 3,431,485 shares of Tesoro common stock. Neuberger Berman, LLC is deemed to be a beneficial owner for purposes of Rule 13(d) since it has shared power to make decisions whether to retain or dispose, and in some cases the sole power to vote, the securities of many unrelated clients. Neuberger Berman, LLC does not, however, have any economic interest in the securities of those clients. Neuberger Berman, LLC and Neuberger Berman Management Inc. serve as a sub-adviser and investment manager, respectively, of Neuberger Berman’s various Mutual Funds which hold such shares in the ordinary course of their business and not with the purpose nor with the effect of changing or influencing the control of the issuer. The holdings of Lehman Brothers Asset Management LLC, an affiliate of Neuberger Berman LLC, are also aggregated to comprise the holdings referenced therein.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our voting stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock or other of our equity securities. We believe that during the year ended December 31, 2006, our directors, executive officers and holders of more than 10% of our voting stock complied with all Section 16(a) filing requirements.

CERTAIN TRANSACTIONS

Tesoro did not have any transactions with any related persons requiring disclosure during 2006.

Our Board of Directors has not adopted a formal written related person transaction approval policy. However, Tesoro has historically used the procedure described below when reviewing, approving, or ratifying “related person transactions”. For these purposes, a “related person” is a director, nominee for director, executive officer, or holder of more than 5% of our common stock, or any immediate family member of any of the foregoing. This policy applies to any financial transaction, arrangement or relationship or any series of similar financial transactions, arrangements or relationships in which Tesoro is a participant and in which a related person has a direct or indirect interest, other than the following:

•	payment of compensation by Tesoro to a related person for the related person’s service in the capacity or capacities that give rise to the person’s status as a “related person”;

•	transactions available to all employees or all stockholders on the same terms;

•	purchases of supplies from Tesoro in the ordinary course of business at the same price and on the same terms as offered to our other customers, regardless of whether the transactions are required to be reported in Tesoro’s filings with the SEC; and

•	transactions, which when aggregated with the amount of all other transactions between the related person and Tesoro, involve less than $120,000 in a fiscal year.

Our Audit Committee approves any related person transaction before commencement of the related person transaction, provided that if the related person transaction is identified after it commences, it is brought to the Audit Committee for ratification, amendment or rescission. The chairman of our Audit Committee has the authority to approve or take other actions in respect of any related person transaction that arises, or first becomes known, between meetings of the Audit Committee, provided that any action by the chairman of our Audit Committee must be reported to our Audit Committee at its next regularly scheduled meeting.

Our Audit Committee analyzes the following factors, in addition to any other factors the members of the Audit Committee deem appropriate, in determining whether to approve a related person transaction:

•	whether the terms are fair to Tesoro;

•	whether the transaction is material to Tesoro;

•	the role the related person has played in arranging the related person transaction;

•	the structure of the related person transaction; and

•	the interests of all related persons in the related person transaction.

Our Audit Committee may, in its sole discretion, approve or deny any related person transaction. Approval of a related person transaction may be conditioned upon Tesoro and the related person following certain procedures designated by the Audit Committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We compensate our management through a combination of base salary, annual incentive bonuses and long-term equity-based awards which are designed to be competitive with those of comparable companies and to align executive performance with the long-term interests of our stockholders.

This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and places in perspective the data presented in the tables and narrative that follow.

Our Compensation Committee

Our Compensation Committee approves all compensation and awards to executive officers including the CEO, CFO and the other three executive officers named in the Summary Compensation Table on page 31, all of whom we refer to as the named executive officers or NEOs. The Committee’s membership is determined by the Board of Directors and is currently composed of four non-employee directors, all of whom are independent under SEC and NYSE rules.

The Compensation Committee meets at least quarterly to perform its duties and periodically approves and adopts, or makes recommendations to the Board for Tesoro’s compensation decisions (including the approval of options and restricted stock to executive officers). The CEO, the General Counsel, the Vice President, Human Resources and the Director of Compensation attend regular Committee meetings. Each meeting concludes with an executive session during which only the Committee members, all of whom are non-employee, independent directors, are present. The Committee has the authority to delegate its responsibilities but has not done so in the past. The Committee regularly engages Towers Perrin as a consultant to review Tesoro’s compensation practices and to compare the compensation of Tesoro’s executive officers to those of a comparative group.

The Compensation Committee meets outside the presence of all of our executive officers, including the NEOs, to consider appropriate compensation for our CEO. With respect to our CEO, the Governance Committee receives a list of goals from the CEO each year during the first quarter. At year-end, the CEO formally reviews his performance against these personal goals with the Governance Committee. The Governance Committee then analyzes the CEO’s performance and reports the results to the Compensation Committee which determines his base salary, annual cash incentive plan award payout and long-term equity incentive awards based on the assessment of his performance. For all other executive officers, including our NEOs, our CEO makes recommendations to the Compensation Committee with respect to the appropriate base salary, payments to be made under our annual cash incentive program and grants of long-term equity incentive awards for all NEOs, excluding himself. Based in part on these recommendations from our CEO and other considerations discussed below, the Compensation Committee approves the annual compensation package of our executive officers other than our CEO.

The annual performance review of our executive officers is considered by the CEO and the Compensation Committee when making decisions on setting base salary, targets for and payments under our annual cash incentive plan and grants of long-term equity incentive awards. When making these decisions for our NEOs, the Compensation Committee considers the importance of the position to us, the past salary history of the individual, the competitive landscape for the executive officer’s position and skill set and the contributions to be made by the executive officer to us. When approving changes in compensation for our NEOs, the Compensation Committee also reviews a tally sheet for each executive. Tally sheets set forth the dollar amounts of all components of each NEO’s current compensation including salary, annual cash incentive compensation, long-term equity incentive awards, retirement plans, health and welfare benefits and other benefits including prerequisites. These tally sheets allow the

Compensation Committee and our CEO to review how a change in the amount of each compensation element affects each NEO’s total compensation. The Compensation Committee also reviews the analyses and recommendations of Towers Perrin when making its decision.

In February 2006, the Committee approved the Tesoro Corporation 2006 Long-Term Incentive Plan, which we refer to as the 2006 Plan, which was subsequently approved by our stockholders at the annual meeting in May 2006. The Committee adopted the 2006 Plan to serve as a key element in aligning employees’ efforts with the creation of future stockholder value. The Committee also adopted the Tesoro Corporation 2006 Long-Term Stock Appreciation Rights Plan, the purpose of which is to provide incentives and reward key managers and other employees by enabling them to receive compensation based on the increase in the value of our common stock. None of our NEOs received any awards under this plan. The Committee also amended the Tesoro Corporation 1993 Long-Term Incentive Plan to comply with the deferred compensation requirements of Section 409A of the Internal Revenue Code during 2006.

During 2006, the Committee engaged Towers Perrin as a consultant to review our compensation practices and to compare the relative compensation of our NEOs with the compensation for 16 senior management positions, including those of our NEOs, with Towers Perrin’s “smokestack industry” group, which consists of 250 companies, and verified the results with a peer group which includes the following companies: Alon USA Energy, Inc., Frontier Oil Corporation, Holly Corporation, Marathon Oil Corporation, Sunoco, Inc., and Valero Energy Corporation. We believe that this group of companies provides an appropriate basis for comparison because we compete for executive talent with this group. We annually review the companies in our peer group and add or remove companies as necessary. Towers Perrin concluded that Tesoro’s compensation aligned with its compensation philosophy of targeting base salaries and cash incentive compensation to the 50th percentile of the “smokestack industry” group with a 75th percentile target for exceptional performance and granting long-term equity incentives at the 75th percentile of our peer group. Towers Perrin also reviewed our severance and termination arrangements with our executives and advised the Committee that Tesoro’s costs were less than those of our peer group and the “smokestack industry” group.

The Committee reviewed all components of compensation for our executive officers, including salary, target bonus, long-term equity incentives, the dollar value to the executive and cost to Tesoro of all perquisites and all severance and change of control arrangements. Based on this review, the Committee determined that the compensation paid to our executive officers is consistent with our compensation philosophy.

Compensation Philosophy

Our total compensation philosophy is to provide the right mix of cash and equity awards, fixed versus variable compensation, and employee benefits for our NEOs, senior executives and other employees to:

•	Enable us to attract and retain the right talent;

•	Inspire teamwork and motivate superior performance;

•	Compensate all employees competitively and equitably; and

•	Align executive performance with the long-term interests of our stockholders.

Attracting and retaining talent   To attract and retain executives with the ability and experience necessary to lead us and deliver strong performance to our stockholders, we target base salaries and annual cash incentive payments at the 50th percentile with a “stretch” component for exceptional performance at the 75th percentile. We have chosen the 50th percentile because we believe it allows us to attract and retain executives and we have chosen the 75th percentile as a target for exceptional performance because we believe it will provide an appropriate incentive to exceed better than targeted financial and operational results. For each individual officer, we also consider our needs for that officer’s skill set, experience, the contribution that the officer has made or we believe will make, whether the executive officer’s skill set is easily transferable to other potential employers and the competitive landscape for the executive officer’s skill set and position because we believe that we compete not only with our peer group for executive talent but also with the major integrated oil companies, such as ExxonMobil, Shell Oil Products, ConocoPhillips, and Chevron, for these individuals.

Inspire teamwork and motivate superior performance.  We use a combination of business unit/team goals and individual performance measures to inspire teamwork and motivate exceptional performance.

Annual incentive compensation awards are based on the actual achievement of certain corporate and business unit/team performance goals, including certain business initiatives aimed at improving future earnings, which are determined by the Compensation Committee prior to the beginning of each year. For our NEOs, a portion (25% for 2006) of each individual award is based on an individual performance evaluation instead of business unit/team goals. The goals are set so that the attainment of the targets is not assured and requires significant effort by our executives. In the four-year period ending December 31, 2006, we achieved performance in excess of the target level two times. The payout percentage for the NEOs was between 153% and 184% of the target, with an average of 178% in 2006.

Similarly, long-term awards are based on our overall and individual performance. Together, our annual and long-term incentive compensation programs are designed to:

•	Focus executives on measurements that encourage strong financial and operational performance to improve stockholder value;

•	Encourage the creation of stockholder value through the achievement of strategic objectives; and

•	Emphasize a performance-oriented compensation strategy that balances rewards for short-term and long-term results in which a significant portion of executive compensation is contingent on achieving company performance measures.

Compensating all employees competitively and equitably.  We provide a total compensation program that we believe will be perceived by both our NEOs and our stockholders as fair and equitable. In addition to conducting analyses of market pay levels and considering individual circumstances related to each NEO, we also consider the pay of each NEO relative to each other NEO and relative to other members of the management team. We have designed the total compensation programs to be consistent for our entire executive management team.

We provide a competitive benefits package to all full-time employees which includes health and welfare benefits, such as medical, dental, vision care, disability insurance and life insurance benefits, and a 401(k) savings plan and a qualified pension plan.

Aligning performance with stockholder interests.  We seek to align the performance of our NEOs with stockholder interests through the grant of stock options and shares of restricted stock under our stock incentive plans as well as basing part of each NEO’s annual bonus on stockholder return. We target our annual long-term equity grants at the 75th percentile of the “smokestack industry” group because we believe that the resulting financial benefits or impact of many of the decisions we make regarding capital expenditures and strategic planning take several years to determine. We also believe that a portion of our NEOs’ short-term annual compensation should be dependent on the price of our common stock. We recognize that since the price of our common stock is subject to external factors, we also tie annual incentive compensation to our financial, operational and individual performance. The stock options granted to our NEOs vest solely based on the passage of time, other than in the event of a change-of-control. We believe that time-vested equity awards encourage long-term value creation and executive retention because executives can realize value from such rewards only if they remain employed by us until the awards vest. In addition, we use stock options because we believe that options will generate value to the recipient only if our stock price increases during the term of the option. We also grant restricted stock to reward performance and to help our executive officers comply with our stock ownership guidelines (which are described below).

Elements of Executive Compensation

Our executive compensation program is designed to reflect the philosophy and objectives we have described above. The elements of executive pay are presented in the table below and discussed in more detail in the following paragraphs:

Component	Type of Payment	Purpose

Base Salary	Fixed annual cash payments with each executive eligible for annual increase.	Attract and retain talent.
Annual Performance Incentives	Performance-based annual cash payment.	Focus on team/business unit and individual goals.
Long-term Incentives	Performance-based stock option and restricted stock awards.	Align individual and team/business unit performance with interests of stockholders.
Health and Welfare Benefits	Fixed and available to all employees.	Attract and retain talent. Equitable pay.

We view the base salary, incentive bonus and benefit components of compensation as related and designed to reward executives on an annual basis, while we make determinations regarding long-term incentives with a longer time horizon than we do the cash and benefit components. Although our compensation committee does review total compensation and will make, and has made, adjustments if it believes total compensation is excessive (based, in part, on the Towers Perrin Report and in part on the Committee’s subjective determination), we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on competitive benchmarking consistent with our recruiting and retention goals, our view of internal equity and consistency, and other considerations we deem relevant, such as rewarding extraordinary performance. We make our salary and annual bonus decisions so that we can remain competitive with our peer group and larger integrated oil companies in attracting and retaining our executives and we grant long-term incentive awards at a 75th percentile target because of the long-term nature of many of our capital spending decisions. Except as described below, our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

Base Salaries.  Base salaries for our NEOs are reviewed each year through comparisons with the market survey data described above. The Committee does not consider any financial performance criteria on a formula basis in determining salary increases. Rather, the Compensation Committee, using its discretion, considers market based salary rates at the 50th percentile of the competitive peer group, overall corporate financial and operating performance, and individual roles and performance contributions.

The base salaries paid to our NEOs in 2006 are set forth below in the Summary Compensation Table on page 31. For 2006, base salary cash compensation for our NEOs was approximately $3.2 million with our CEO receiving approximately $1.19 million. We believe that the salaries paid achieved our objectives and were within our target.

Annual Performance Incentives.  We established an annual incentive compensation program to emphasize pay for performance. We believe that this program helps focus our NEO’s efforts in driving operating results that result in superior performance. The target bonus opportunity represents approximately 55% to 100% of an NEO’s base salary if the target is met. If the target is exceeded, as in 2006, the bonus opportunity can exceed 100% with the maximum bonus opportunity ranging from 110% to 250% of the NEO’s base salary.

Under our 2006 incentive compensation program, the Committee established objectives that it believed were the appropriate measures which reflect the goals of increasing stockholder value while also creating the opportunity for Tesoro to continue to grow by increasing cash generation. Senior executive target awards were structured such that 25% of the annual incentive opportunity was tied to individual performance evaluations and 75% was tied to the following corporate financial objectives:

(1) Cash flow from operations (25%);

(2) Relative total stockholder return ranking (25%);

(3) Business improvement initiatives aimed at enhancing financial performance and effectiveness. The business improvement initiatives goal was designed to promote actual, sustainable improvements in operating income related directly to actionable, measurable corporate and business unit initiatives (20%); and

(4) Safety and Environmental Goals (5%).

In setting the targets for 2006, the Committee used our 2005 results as a starting point and a subjectively determined percentage increase so that the attainment of the targets is not assured and requires significant effort by our executives. The threshold for making incentive payments is 80% of the target with the maximum payment being made if 130% of target is achieved. The Committee has the discretion to change the outcome of the annual cash incentive calculation but did not do so in 2006. At its February 2007 meeting, the Committee reviewed each NEOs achievement of these goals during 2006 and approved the cash incentive compensation disclosed in the Summary Compensation Table.

Long-Term Incentives.  We believe that our senior executives, including our NEOs, should have an ongoing stake in our success. We also believe that these executives should have a considerable portion of their total compensation tied to stock price performance since stock-related compensation is directly tied to stockholder value.

Our long-term incentives are in the form of stock options and shares of restricted stock. We target annual long-term equity awards at the 75th percentile of the “smokestack industry” group. We determine this percentile first by reviewing the value of long-term equity incentives of the “smokestack industry” group and determining a value for the 75th percentile and then by making a calculation based upon our stock price, the volatility of our stock price, a “risk free” rate of return, dividend yield and expected life of the award. We use a mix of 70% stock options/30% restricted stock in making these awards. Tesoro has historically granted all long-term equity incentives at the Compensation Committee’s meeting in February of each year. We have chosen this time because it is the first meeting of each calendar year at which our results of operations from the previous year are available to the Compensation Committee. We do not time stock option or restricted stock grants in coordination with the release of material non-public information. In February 2007, the Compensation Committee adopted an equity award governance policy which formalized this practice. Among other things, the policy prohibits the issuance of stock options at a price less than the closing sale price of our common stock on the date of grant.

Option grants generally have a term of ten years and vest over three years. Restricted stock grants vest over three years. Vesting is accelerated in certain events described under “Employment Contracts and Management Stability Agreements,” and “Estimated Payments Upon Change-In-Control or Termination.”

During 2006, the Compensation Committee awarded options and shares of restricted stock under our Amended and Restated Executive Long-Term Incentive Plan, which we refer to as the 1993 Plan. The 1993 Plan provided for the grant of up to 9,250,000 shares of our common stock.

At our Annual Meeting in 2006, our stockholders approved the Tesoro Corporation 2006 Long-Term Incentive Plan, which we refer to as the 2006 Plan. Upon approval of the 2006 Plan, any shares remaining under the 1993 Plan were cancelled. The 2006 Plan became effective as of May 3, 2006 and no awards may be granted under the 2006 Plan after May 3, 2016. All of Tesoro’s and its subsidiaries’ employees (approximately 4,000 people) are eligible to be selected to receive awards under the 2006 Plan. Actual selection of any eligible employee to participate in the 2006 Plan is within the sole discretion of the Compensation Committee.

The maximum amount of common stock which may be issued under the 2006 Plan may not exceed 1,500,000 shares, in the aggregate. Of such amount, the maximum number of shares of common stock with respect to which options may be granted is 1,125,000 and the maximum aggregate number of shares of common stock with respect to which restricted stock awards, deferred stock unit awards, performance stock awards, performance unit awards and other stock-based awards may be granted is 375,000. The maximum number of shares of common stock with respect to stock options which may be granted to an employee during a fiscal year is 281,250. The maximum aggregate number of shares of common stock with respect to which restricted stock awards, deferred stock unit awards, performance stock awards, performance unit awards and other stock-based awards may be granted to an employee during a fiscal year is 93,750. Such limitations are subject to adjustment in accordance with the 2006 Plan.

Other Executive Benefits and Perquisites

We also provide certain benefits and perquisites to executive officers. These benefits and perquisites are not tied to any formal performance criteria and are intended to serve as part of a competitive total compensation package. These benefits and perquisites include, but are not limited to, supplemental retirement plans, change-in-control arrangements and, for certain senior executive officers, employment agreements and reimbursement for certain club membership fees, estate planning and financial planning services. In addition, to maximize the time that Mr. Smith spends on Tesoro business, and for safety and security reasons, Tesoro permits Mr. Smith to use Tesoro’s airplane for personal travel. Mr. Smith reimburses Tesoro for his personal use of the airplane. See page 32 for additional details.

Retirement Plans

We maintain a noncontributory qualified retirement plan that covers officers and other eligible employees. Benefits under the plan are payable either on a straight-life annuity basis or a lump-sum basis, if employment began prior to January 1, 2006, and are based on the average monthly earnings, years of service and ages of participating employees. Average monthly earnings used in calculating retirement benefits are primarily salary and bonuses received by the participating employee during the 36 consecutive months that produce the highest average monthly rate of earnings out of the last 120 months of service.

In addition, we maintain an unfunded executive security plan, the Amended Executive Security Plan (“Amended Plan”), for executive officers and other defined key personnel. The Amended Plan provides for a monthly retirement benefit equal to a percentage of the officer’s highest average monthly salary for any consecutive 36-month period during the 120 months preceding retirement (“Earnings”). The monthly retirement benefit percentage is defined as the sum of 4% of Earnings for each of the first ten years of employment, plus 2% of Earnings for each of the next ten years of employment, plus 1% of Earnings for each of the next ten years of employment. The maximum percentage is 70%. The Amended Plan provides for the payment by us of the difference, if any, between (a) the total retirement income payment calculated above and (b) the sum of retirement income payments from our Retirement Plan, Social Security and retirement benefits from predecessor companies where service time with the predecessor employer is recognized in accordance with a facility acquisition agreement.

Employment Contracts, Management Stability Agreements and Change-In-Control and Termination Arrangements

We provide the opportunity for our NEOs to be protected under the severance and change-in-control provisions contained in their employment agreements. We believe that these provisions help us to attract and retain an appropriate caliber of talent for the position. Our severance and change-in-control provisions for the NEOs are summarized in “Employment Contracts and Management Stability Agreements” and “Estimated Payment Upon Change-In-Control or Termination” below. Based upon the Towers Perrin report, we believe that our severance and change-in-control provisions are consistent with the programs and levels of severance and post employment compensation of other companies in our peer group and believe that these arrangements are reasonable.

Stock Ownership Guidelines

Tesoro’s Board has established stock ownership guidelines to:

•	Strengthen the alignment of director and senior executive interests with those of stockholders;

•	Further promote Tesoro’s longstanding commitment to sound corporate governance; and

•	Demonstrate the confidence in our long-term prospects by our Directors, CEO, Executive Vice Presidents and Senior Vice Presidents.

As of March 30, 2007, we had ten non-employee directors, three Executive Vice Presidents and seven Senior Vice Presidents subject to the stock ownership policies. Under the guidelines, each of the executives named below is required to retain 50% of the net shares obtained from an option exercise or restricted stock grant until he or she satisfies the ownership guidelines based on the lesser of a multiple of salary or the number of shares as set forth in the following table and 25% after the guidelines are satisfied.

Position	Stock Ownership Guideline

Chief Operating Officer	4x annual base salary or 44,000 shares
Executive Vice Presidents	3x annual base salary or various ranges from 21,000 to 27,000 shares
Senior Vice Presidents	2x annual base salary or various ranges from 9,000 to 12,000 shares
Non-employee Directors	3x annual retainer or 4,600 shares

The stock ownership guidelines for our CEO are included in his employment contract which is described on page 34.

Impact of Regulatory Requirements on Compensation

Deductibility of Executive Compensation.  Section 162(m) of the Internal Revenue Code limits the tax deductibility by a publicly-held corporation of compensation in excess of $1 million paid to the CEO or any other of its four most highly compensated executive officers, unless that compensation is “performance-based compensation” as defined by the Internal Revenue Code. We believe that our stock option grants qualify as performance-based compensation and are not subject to any deductibility limitations under Section 162(m). The Compensation Committee considers deductibility under Section 162(m) with respect to other compensation arrangements with executive officers. However, the Compensation Committee and the Board believe that it is in the best interest of Tesoro that the Compensation Committee retain its flexibility and discretion to make compensation awards, whether or not deductible, in order to foster achievement of performance goals established by the Compensation Committee as well as other corporate goals that the Compensation Committee deems important to our success, such as encouraging employee retention and rewarding achievement.

Nonqualified Deferred Compensation.  On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not yet become effective, we believe we are in compliance with the statutory provisions which were effective January 1, 2005.

Accounting for Stock-Based Compensation.  Beginning on January 1, 2004, we began accounting for stock-based payments in accordance with the requirements of SFAS 123R.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of Tesoro has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted by the members of the Compensation Committee.

A. Maurice Myers, Chairman
John F. Bookout, III
William J. Johnson
Patrick J. Ward

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation of our CEO, our CFO and our three other highest paid executive officers for 2006.

							Change in
							Pension
						Non-Equity	Value and
						Incentive	Nonqualified
Name and				Stock	Option	Plan	Compensation	All Other
Principal		Salary	Bonus(1)	Awards(2)	Awards(3)	Compensation	Earnings(5)	Compensation	Total
Position	Year	($)	($)	($)	($)	(4)($)	($)	(6)($)	($)

Bruce A. Smith	2006	1,180,822	—	3,568,262	3,624,030	2,190,000	4,834,962	43,113	15,441,189
Chairman of the Board of Directors, President and Chief Executive Officer
William J. Finnerty	2006	659,890	—	408,348	830,373	1,136,211	662,136	33,564	3,730,522
Executive Vice President and Chief Operating Officer
Gregory A. Wright	2006	572,055	—	407,016	794,318	808,946	1,726,355	29,983	4,338,673
Executive Vice President and Chief Financial Officer
Everett D. Lewis	2006	442,808	—	253,494	452,386	580,781	1,141,934	3,018	2,874,421
Executive Vice President, Strategy and Asset Management
J. William Haywood	2006	381,740	185,000	70,686	322,832	324,242	621,657	168,179	2,074,336
Senior Vice President, Refining

(1)	The annual cash incentive award that is paid to the executive officers is reflected under the Non-Equity Incentive Plan Compensation column. The bonus amount for Mr. Haywood represents a $185,000 retention bonus.

(2)	The amount shown in this column reflects the compensation expense for outstanding restricted stock awards held by the NEOs recognized by Tesoro in 2006 in accordance with SFAS 123R, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. There were no forfeitures by the NEOs in 2006. The restricted stock awards for which this expense is shown in the Summary Compensation Table (“SCT”) also includes awards granted in 2003, 2004, and 2005 for which Tesoro recognized expense in 2006. A discussion of the assumptions used in calculating the compensation cost is set forth in Note M to the Notes to our consolidated financial statements included in our Annual Report on Form 10-K.

(3)	The amount shown in this column reflects the compensation expense for outstanding options held by the NEOs recognized by Tesoro in 2006 in accordance with SFAS 123R, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. There were no forfeitures by the NEOs in 2006. The stock option awards for which this expense is shown in the SCT also includes awards granted in 2002, 2003, 2004 and 2005 for which Tesoro continued to recognize expense in 2006. A discussion of the assumptions used in calculating the compensation cost is set forth in Note M to the Notes to our consolidated financial statements included in our Annual Report on Form 10-K.

(4)	The amount shown in this column represents the annual cash incentive award earned under the 2006 Incentive Compensation Program, based on our cash flow from operations, business improvement initiatives, relative total stockholder return ranking, environmental, health and safety goals and the executive’s individual performance.

(5)	The change in pension value is the increase during 2006 of the value of each executive’s pension benefits under the pension plans described below in “Pension Benefits” and applies the methodology and assumptions consistent with those used in Tesoro’s financial statements. The value of the accumulated plan benefits for year end 2005 are calculated using the same methodology outlined in the Pension Benefits section as for year end

2006 except that the assumptions used are as of December 31, 2005 for financial reporting purposes. These assumptions for 2006 include a discount rate of 5.50%, the 1983 Group Annuity Mortality Tables, and for the Tesoro Corporation Retirement Plan that each employee will elect a lump sum payment at retirement using an interest rate of 7% and the mortality table described in Revenue Procedure 2001-62. The assumptions used for 2006 are noted in the Pension Benefits Table on page 38. Mr. Smith’s change in pension value represents the difference between the value of his Executive Security Plan benefit as of December 31, 2006 that he is entitled under his amended employment agreement dated November 1, 2006, and the value of the retirement benefit as of December 31, 2005, as provided in his employment agreement plus the change of the value under the Retirement Plan from December 31, 2005 to December 31, 2006. Tesoro did not have a nonqualified defined contribution plan for its NEOs in 2006.

(6)	The table below provides the incremental cost of the components of the Other Annual Compensation provided by or paid for by Tesoro for the NEOs.

	Other Annual Compensation ($)
	Bruce A. Smith	William J. Finnerty	Gregory A. Wright	Everett D. Lewis	J. William Haywood

Personal Use of Aircraft	—	—	—	—	—
Financial and Tax Planning	4,575	4,575	4,575	—	6,285
Estate Planning and Will Preparation	—	—	—	—	4,109
Executive Annual Physical	—	6,414	—	—	5,225
Social Club Membership	385	3,744	4,801	—	42,253
Thrift Plan Company Contributions	15,400	15,400	15,400	1,731	15,400
Restricted Stock Dividends	22,753	1,614	2,453	1,287	—
Tax Gross-Ups	—	1,817	2,754	—	—
Cost of Living Adjustment	—	—	—	—	14,109
Relocation	—	—	—	—	80,798

Total	43,113	33,564	29,983	3,018	168,179

Personal Use of Aircraft:  Mr. Smith is the only officer that uses Tesoro’s aircraft for personal use. The methodology that we use to calculate our incremental direct operating cost for Mr. Smith’s personal use of the aircraft is based on the cost of fuel, trip-related airport fees, and pilot meals and lodging. Since the aircraft is primarily used for business travel, the methodology excludes the fixed costs which do not change based on the usage of the aircraft and non-trip related hanger and maintenance expenses. As Mr. Smith reimburses Tesoro for his personal use of the aircraft, there is no dollar amount to be reported for 2006.

Financial and Tax Planning:  We provide financial and tax planning services to our officers and to select key executives through our preferred providers or through the executive’s own financial planning firm. We provide reimbursement for these expenses, subject to the annual limit of $15,000 per year. The Compensation Committee approves the annual limits of the plan.

Estate Planning and Will Preparation:  We provide estate planning and will preparation services to our officers and to select key executives through our preferred provider or through the executive’s own legal firm. We provide reimbursement for these expenses, subject to the annual limit of $6,000 for officers and $2,500 to selected key executives. The Compensation Committee approves the annual limits of the plan.

Executive Annual Physical:  We provide for annual physicals to our officers and to select key executives including travel costs associated with receiving this benefit.

Social Club Memberships:  We provide for the initiation fees and dues for club memberships to social organizations and health clubs to our officers. We provide reimbursement for these expenses, subject to the limits of total initiation fees not to exceed 10% of the executive’s base pay in the aggregate and monthly dues of up to $750 in the aggregate.

Thrift Plan Company Contributions:  We provide matching contributions dollar for dollar up to 7% of eligible earnings for all employees that participate in the Thrift Plan.

Restricted Stock Dividends:  Dividends paid on restricted stock that vested in 2006.

Relocation:  We provided for relocation expense that was incurred by Mr. Haywood in 2006 under our relocation policy.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth information regarding the grants of annual cash incentive compensation, stock options and restricted stock to our NEOs.

					All Other	All Other
					Stock	Option
					Awards:	Awards:		Grant Date
					Number	Number of	Exercise or	Fair Value of
		Estimated Future Payouts Under			of Shares	Securities	Base Price	Stock and
		Non-Equity Incentive Plan Awards(1)			of Stock or	Underlying	of Option	Option
		Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Grant Date	($)	($)	($)	(2)(#)	(2)(#)	(3)($/Sh)	(4)($)

Bruce A. Smith	n/a	300,000	1,200,000	3,000,000				n/a
	2/2/2006				27,000			1,798,470
	2/2/2006					165,000	67.35	5,276,700
William J. Finnerty	n/a	154,063	616,250	1,540,625				n/a
	2/2/2006				9,800			652,778
	2/2/2006					45,800	67.35	1,464,684
Gregory A. Wright	n/a	109,688	438,750	1,096,875				n/a
	2/2/2006				7,800			519,558
	2/2/2006					36,300	67.35	1,160,874
Everett D. Lewis	n/a	78,750	315,000	787,500				n/a
	2/2/2006				5,000			333,050
	2/2/2006					23,200	67.35	741,936
J. William Haywood	n/a	58,231	211,750	423,500				n/a
	2/2/2006				3,500			233,135
	2/2/2006					16,550	67.35	529,269

(1)	These columns show the range of awards under our Annual Incentive Compensation Program, or ICP, which is described in the section “Annual Performance Incentives” in the Compensation Discussion and Analysis. The “threshold” column represents the minimum payout for the performance metrics under the ICP assuming that the minimum level of performance is attained. The “target” column represents the amount payable if the performance metrics are reached. The “maximum” column represents the maximum payout for the performance metrics under the ICP assuming that the maximum level of performance is attained. The bonus amount for 2006 was paid in March 2007 as shown in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation” and is based on the goals referenced in footnote 4 of that table.

(2)	These columns show the awards under the 1993 Executive Long-Term Incentive Plan as described in the section “Long-Term Incentives” in the Compensation Discussion and Analysis. The dollar amount recognized by us for theses awards is shown in the Summary Compensation Table in the columns entitled “Stock Awards” and “Option Awards”, respectively, and their valuation assumptions are referenced in footnotes 2 and 3, respectively, of that table.

(3)	The exercise price per share is the average of the high and low of Tesoro’s common stock on the NYSE at the date of the option grant. The closing price for our stock on the date of grant was $66.61.

(4)	The amount shown in this column represents the total grant date fair value of the awards computed in accordance with SFAS 123R. See Note M to the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the valuation assumptions used in determining the grant date fair value of stock and option grants.

Relationship of Salary and Annual Incentive Compensation to Total Compensation

The following table sets forth the relationship of salary and annual incentive compensation to total compensation for each of our CEO, CFO and the remaining NEOs.

	% of Salary to	% of Annual Cash Incentive
Name	Total Compensation	Payment to Total Compensation

Bruce A Smith	8	14
William J. Finnerty	18	30
Gregory A. Wright	13	19
Everett D. Lewis	15	20
J. William Haywood	18	16

Employment Contracts and Management Stability Agreements

We have entered into either employment agreements or management stability agreements with our NEOs, the significant terms of which are detailed below. The purpose of these agreements is to ensure continued stability, continuity and productivity among members of our management team.

Mr. Smith.  Mr. Smith’s employment agreement, originally dated December 3, 2003 and amended February 2, 2006 and November 1, 2006, has a term which expires on December 31, 2010 at an annual base salary (the “Base Salary”) of no less than $1,000,000 (set at $1,200,000 effective as of February 5, 2006). In addition to the Base Salary, we will establish an annual incentive compensation strategy for Mr. Smith in which he will be entitled to participate in a manner consistent with his position and consistent with the evaluation of his performance by the Governance Committee of the Board. The target incentive bonus will be 120% of his Base Salary as in effect each year; however, his actual annual bonus may range from 0% to 250% and will be determined based upon achievement of performance goals established by the Compensation Committee.

Under the agreement, the Board, effective as of December 11, 2003, granted Mr. Smith an award of 250,000 restricted shares of our common stock under the 1993 Plan that vest in equal installments 60 days after each of the first five anniversaries of December 3, 2003, subject to Mr. Smith’s continuous employment with us for the first four years through the applicable vesting date and for the fifth year, through December 3, 2008. During 2004, Mr. Smith purchased 250,000 shares of Tesoro’s common stock and, as required by his employment agreement, we awarded one share of restricted stock to Mr. Smith for each such share purchased. The 250,000 restricted shares matching Mr. Smith’s open-market purchased shares will vest on December 31, 2008, provided there is no interruption in Mr. Smith’s employment. We have no further obligations to award Mr. Smith restricted stock to match any future purchases of Tesoro’s common stock. The employment agreement also requires Mr. Smith, from the period of December 3, 2007 through the end of the term of his Employment Agreement, to own shares of Tesoro’s common stock equal in value to at least five times the amount of his annual base salary. At the end of 2006, this ownership requirement would have been satisfied if the requirement had been applicable as of December 31, 2006, based on Mr. Smith’s 2006 annual base salary and stock ownership.

Messers. Finnerty, Wright and Lewis.  Messers. Finnerty’s, Wright’s and Lewis’s employment agreements (dated February 2, 2005, August 3, 2004 and February 2, 2005, respectively, and each as amended February 2, 2006) provide annual base salaries of no less than $415,000, $450,000 and $375,000, respectively (set at $725,000, $585,000 and $450,000, respectively, effective as of December 31, 2006), and are for terms of three years with renewals for an additional year on the annual anniversary date of each agreement, unless we terminate the agreement in accordance with its terms. In addition to their base salaries, each of Messers. Finnerty, Wright and

Lewis will be entitled to participate in our annual incentive compensation plan with a target incentive bonus of at least 65% of his annual base salary (set at 85%, 75% and 70%, respectively, in 2006), with payments to be determined based upon the achievement of performance goals established by our Compensation Committee under such plan. We also will reimburse initiation fees and dues for social clubs and reimburse Messers. Finnerty, Wright and Lewis for estate planning, tax and financial planning expenses to the extent the Board, or a duly authorized committee thereof, determines such fees are reasonable and in our best interest.

Mr. Haywood.  We have a Management Stability Agreement with Mr. Haywood that is operative only in the event of a change-of-control. The terms of this agreement are described below under “Estimated Payments Upon Change-in-Control or Termination.”

In connection with the acquisition of our California refinery in May 2002, our subsidiary, Tesoro Refining and Marketing Company, assumed and reaffirmed certain loans previously made by Diamond Shamrock Refining and Marketing Company to Mr. Haywood, who became our Senior Vice President, Refining. The loans originally included a principal amount of $924,096 to assist in his relocation to Moraga, California in connection with his employment and the purchase of his residence there and a principal amount of $25,500 to pay for his country club membership in such area. Neither loan bears interest, except for 12% interest on any amounts that are past due. During 2006, the highest amount owed by Mr. Haywood on each loan was $624,096 and $17,850, respectively at January 1, 2006. At February 28, 2007, $524,096 and $15,300 remained outstanding under the loans.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table sets forth the outstanding equity awards of our NEOs at the end of 2006.

	Option Awards								Stock Awards
													Equity
					Equity							Equity	Incentive
					Incentive							Incentive	Plan Awards:
					Plan Awards:							Plan Awards:	Market or
					Number of							Number of	Payout Value
	Number of		Number of		Securities						Market Value	Unearned	of Unearned
	Securities		Securities		Underlying				Number of		of Shares or	Shares, Units	Shares, Units
	Underlying		Underlying		Unexercised				Shares or		Units of	or Other	or Other
	Unexercised		Unexercised		Unearned		Option		Units of Stock		Stock That	Rights That	Rights That
	Options		Options		Options		Exercise	Option	That Have		Have Not	Have Not	Have Not
	(#)		(#)		(14)		Price	Expiration	Not Vested		Vested(13)	Vested(14)	Vested(14)
Name	Exercisable		Unexercisable		(#)		($)	Date	(#)		($)	(#)	($)

Bruce A. Smith			165,000	(1)			67.3500	2/2/2016
	56,100		112,200	(2)			32.7650	2/1/2015
	125,666		62,834	(3)			29.3750	7/15/2014
	60,000						9.0000	3/27/2013
	200,000						3.8650	11/19/2012
	100,000						6.0000	11/19/2012
	40,000						9.0000	11/19/2012
	160,000						13.3200	3/25/2012
	300,000						10.0312	10/24/2010
	300,000						12.8438	11/12/2009
	281,900						15.9375	10/27/2008
	175,000	(4)					16.9844	10/28/2007
									27,000	(5)	1,775,790
									35,267	(6)	2,319,511
									50,000	(7)	3,288,500
									23,067	(8)	1,517,117
									75,000	(7)	4,932,750
									125,000	(7)	8,221,250
									150,000	(9)	9,865,500
William J. Finnerty			45,800	(1)			67.3500	2/2/2016
	15,000		30,000	(2)			32.7650	2/1/2015
	3,100		1,550	(10)			28.3450	8/3/2014
	5,200		2,600	(3)			29.3750	7/15/2014
	13,334						13.0600	12/1/2013
									9,800	(5)	644,546
									10,000	(6)	657,700
									567	(11)	37,292
									967	(8)	63,600
Gregory A. Wright			36,300	(1)			67.3500	2/2/2016
	11,666		23,334	(2)			32.7650	2/1/2015
	22,600		11,300	(3)			29.3750	7/15/2014
									7,800	(5)	513,006
									8,000	(6)	526,160
									4,134	(8)	271,893
Everett D. Lewis			23,200	(1)			67.3500	2/2/2016
	6,666		13,334	(2)			32.7650	2/1/2015
	2,966		1,484	(10)			28.3450	8/3/2014
	5,466		2,734	(3)			29.3750	7/15/2014
	40,000						7.7600	4/29/2013
	10,000						13.3200	3/25/2012
	35,000						10.0312	10/24/2010
	15,000						12.8438	11/12/2009
	15,000						11.0938	4/5/2009
									5,000	(5)	328,850
									6,667	(6)	438,489
									550	(11)	36,174
									1,000	(8)	65,770
J. William Haywood					16,550	(1)	67.3500	2/2/2016
	4,166				8,334	(2)	32.7650	2/1/2015
	6,666				3,334	(12)	23.9500	6/3/2014
	20,000						7.7600	4/29/2013
	50,000						7.8500	5/17/2012
									3,500	(5)	230,195

(1)	Stock options which vest at the rate of 33 1/3% per year with vesting dates of 2/2/2007, 2/2/2008 and 2/2/2009.

(2)	Stock options which vest at the rate of 33 1/3% per year with vesting dates of 2/1/2006, 2/1/2007 and 2/1/2008.

(3)	Stock options which vest at the rate of 33 1/3% per year with vesting dates of 7/15/2005, 7/15/2006, and 7/15/2007.

(4)	Phantom stock options for which the appreciated value is payable in cash. The phantom stock option is convertible to a non-qualified stock option under our Amended and Restated Executive Long-Term Incentive Plan, at the discretion of the Compensation Committee.

(5)	Shares of restricted stock which vest at the rate of 33 1/3% per year with vesting dates of 2/2/2007, 2/2/2008 and 2/2/2009.

(6)	Shares of restricted stock which vest at the rate of 33 1/3% per year with vesting dates of 2/1/2006, 2/1/2007 and 2/1/2008.

(7)	Shares of restricted stock which vest 100% on 12/3/2008.

(8)	Shares of restricted stock which vest at the rate of 33 1/3% per year with vesting dates of 7/15/2005, 7/15/2006, and 7/15/2007.

(9)	Shares of restricted stock which vest at the rate of 20% per year beginning sixty days after the first anniversary of the effective date of the Employment Agreement, with vesting dates of 2/1/2005, 2/1/2006, 2/1/2007, 2/1/2008, and 2/1/2009.

(10)	Stock options which vest at the rate of 33 1/3% per year with vesting dates of 8/3/2005, 8/3/2006, and 8/3/2007.

(11)	Shares of restricted stock which vest at the rate of 33 1/3% per year with vesting dates of 8/3/2005, 8/3/2006, and 8/3/2007.

(12)	Stock options which vest at the rate of 33 1/3% per year with vesting dates of 6/3/2005, 6/3/2006, and 6/3/2007.

(13)	The closing stock price of Tesoro’s common stock on 12/31/06 of $65.77 as reported on the NYSE was used to calculate the market value of the unvested portion of the stock awards.

(14)	There were no unearned equity awards outstanding as of 12/31/06 for any of the NEOs.

OPTION EXERCISES AND STOCK VESTED

The following table reflects the aggregate value realized by the NEOs for option exercises and for restricted stock that vested in 2006.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise(1)	Acquired on Vesting	Vesting(2)
Name	(#)	($)	(#)	($)

Bruce A. Smith	170,000	9,190,625	90,700	5,953,472
William J. Finnerty	—	—	6,534	470,003
Gregory A. Wright	170,120	9,893,509	8,133	578,055
Everett D. Lewis	—	—	4,883	351,047
J. William Haywood	—	—	—	—

(1)	The value realized on exercise is the aggregate excess over the fair market value of the option at the time of the exercise and the grant price of the option times the number of options exercised.

(2)	The value realized is the fair market value on the date the restricted stock vested.

PENSION BENEFITS

The estimated pension benefits provided under the Retirement Plan and in the ESP for each of the NEOs are set forth below:

			Present Value of
		Number of	Accumulated	Payments During
		Years of Credited	Benefit(1)	Last Fiscal Year
Name	Plan Name	Service	($)	($)

Bruce A. Smith	Tesoro Corporation Retirement Plan	14	481,158	—
	Executive Security Plan	14	9,354,561	—
William J. Finnerty	Tesoro Corporation Retirement Plan	3	82,948	—
	Executive Security Plan	3	872,507	—
Gregory A. Wright	Tesoro Corporation Retirement Plan	12	301,473	—
	Executive Security Plan	12	5,309,541	—
Everett D. Lewis	Tesoro Corporation Retirement Plan	8	226,310	—
	Executive Security Plan	8	2,263,305	—
J. William Haywood	Tesoro Corporation Retirement Plan	14	129,919	—
	Executive Security Plan	14	1,970,060	—

(1)	The present values of the accumulated plan benefits shown in the Pension Benefits Table are equal to the value of the retirement benefits at the earliest unreduced age for each plan using the methodology and assumptions as of December 31, 2006, consistent with the methodology and assumptions used in Tesoro’s financial statements. These assumptions include a discount rate of 6%, the 1994 Group Annuity Mortality Tables and, for the Tesoro Corporation Retirement Plan, that each employee will elect a lump sum payment at retirement using an interest rate of 6.5% and the mortality table described in Revenue Procedure 2001-62.

Tesoro Corporation Retirement Plan

The Tesoro Corporation Retirement Plan, which we refer to as the Retirement Plan, is a tax-qualified pension plan. Under the Retirement Plan, the monthly retirement benefit is equal to 1.1% of average compensation for each year of service plus 0.5% of average compensation in excess of Covered Compensation for each year of service up to 35 years. Average compensation is the monthly average of compensation over the 36-month period in the last 120 months preceding retirement that produces the highest average. Compensation includes base pay plus bonus but limited to the maximum compensation allowed to be used by qualified plans under the Internal Revenue Code.

Generally only service with Tesoro or its affiliates is included in the Retirement Plan. As a result of acquisitions, certain employees receive retirement benefits equal to the larger of (i) the Retirement Plan monthly retirement benefit calculated using service with Tesoro and the prior employer less the benefit paid from the prior employer’s retirement plan or (ii) the Retirement Plan monthly retirement benefit calculated using only service with Tesoro. The credited service and benefit calculations for Mr. Haywood include service with a prior employer.

The monthly retirement benefit is payable at Normal Retirement Date. Normal Retirement Date is the first of the month following the attainment of the later of age 65 or 5 years of service. In certain situations, the monthly retirement benefits from the Retirement Plan may be paid earlier than the Normal Retirement Date. If an employee retires at or after age 50 with age plus years of service greater than or equal to 80 (80-point early retirement), the monthly retirement benefit may be paid at age 60 without reduction or earlier than age 60 with a reduction of 5% per year for each year age at retirement is less than 60. If an employee retires after age 55 and with at least 5 years of service but age plus service are less than 80 (reduced early retirement), the monthly retirement benefit may be paid at age 62 without reduction or earlier than age 62 with a reduction of about 7.14% per year for each year age at retirement is less than 62. Messers. Lewis, Smith and Wright are currently eligible for reduced early retirement benefits.

The monthly retirement benefit is payable in the form of a lifetime level payment. At the employee’s election, a reduced benefit may be paid that continues a portion of the reduced payment over the lifetime of a beneficiary, if the beneficiary outlives the employee. In lieu of monthly payments, the employee may elect a lump sum equal to the present value of the monthly retirement benefit.

Executive Security Plan (ESP)

The ESP is a non-qualified pension plan. Under the ESP, the gross monthly retirement benefit is equal to 4% of average compensation for each of the first 10 years of service plus 2% of average compensation for each of the next 10 years of service plus 1% of average compensation for each of the next 10 years of service, for a maximum gross monthly retirement benefit of 70% of average compensation for 30 years of service. This gross monthly retirement benefit is reduced by any benefits paid from the Retirement Plan and, after age 62, estimated Social Security benefits. Average compensation is the monthly average of compensation over the 36-month period in the last 120 months preceding retirement that produces the highest average. Compensation includes base pay plus bonus.

Generally, only service with Tesoro or its affiliates is included in the ESP. As a result of acquisitions, certain executives receive credited service with prior employers for the ESP with an offset for any qualified or non-qualified retirement benefits paid by the prior employer. The credited service and benefit calculations for Mr. Haywood include service with a prior employer.

The monthly retirement benefit is payable at Normal Retirement Date. Normal Retirement Date is the first of the month following the attainment of the later of age 65 or 5 years of service. In certain situations, the monthly retirement benefits from the ESP may be paid earlier than the Normal Retirement Date. If an executive retires after age 55 and with at least 5 years of service, the gross monthly retirement benefit may be paid at or after age 60 without reduction or earlier than age 60 with a reduction of 7% per year for each year of age at retirement that is less than 60. Messrs. Wright and Lewis are currently eligible for early retirement benefits. Mr. Smith is currently eligible for early retirement benefits without any reduction.

The monthly retirement benefit is payable in the form of a lifetime payment. At the executive’s election, a reduced benefit may be paid that continues a portion of the reduced payment over the lifetime of a beneficiary, if the beneficiary outlives the executive.

During 2006, Mr. Smith was newly covered by the ESP. Prior to ESP coverage, Mr. Smith’s Employment Agreement provided for a retirement benefit equal to $700,000 for retirement after December 3, 2008.

ESTIMATED PAYMENTS UPON CHANGE-IN-CONTROL OR TERMINATION

Each of our NEOs is entitled to certain payments upon a change-in-control or a termination of his employment. The following tables reflect the estimated amount of compensation for each of the NEOs of Tesoro in the event of a change-in-control or upon a termination of the executive’s employment, whether it be from a voluntary termination, retirement, death, disability, an involuntary termination for cause or an involuntary termination without cause. The amounts shown below assume that the change-in-control or termination occurred as of December 31, 2006. The amounts also include those amounts that the executive earned through that time and estimated amounts that would be paid out upon change-in-control and the various termination scenarios. The actual payments to the executive can only be determined at the actual time of the change-in-control or termination.

Below are the assumptions used in determining the estimated payments upon change-in-control and different termination scenarios.

Change-in-Control.  In the event of a change-in-control, the NEOs will receive benefits as follows:

•	Mr. Smith will receive a lump sum equal to three times his Current Base Salary at the time of a change-in-control plus his Current Base Salary multiplied by the greater of his Target Annual Bonus percentage at the time of a change-in-control or the average of the actual bonus percentages earned for the bonuses paid for the three years ending on the last day of the year prior to the year in which the change-in-control occurred.

•	Messers. Finnerty, Wright and Lewis will receive a lump sum equal to three times the Base Salary and Target Annual Bonus.

•	Mr. Haywood will receive a lump sum equal to two and one-half times the Base Salary.

•	Mr. Haywood will receive a lump sum equal to two and one-half times the Target Annual Bonus applicable at the time of the termination or the year of the change-in-control, whichever is greater, and if the termination occurs in the fourth quarter of the year, the sum of the target bonuses under all of Tesoro’s incentive bonus plans applicable to the executive will be prorated to and including the date of termination.

•	Messers. Smith, Finnerty, Wright and Lewis will receive any unpaid bonuses.

•	Messers. Smith, Finnerty, Wright, Lewis and Haywood will receive additional years of Service Credit under the current non-qualified supplemental pension plans (Messers. Smith, Finnerty, Wright and Lewis — three years; Mr. Haywood — two and one-half years).

•	Messers. Smith, Finnerty, Wright and Lewis will be 100% vested in all benefits, awards and grants (including stock option grants and stock awards).

•	Mr. Smith will receive a pro-rated bonus or incentive compensation payment equal to 250% of his Base Salary following a termination under a change-in-control.

•	Mr. Smith will continue to serve as CEO for at least a one-year period following a change-in-control.

Payments Made Upon Any Termination Scenario (except for a Change-in-Control noted above).  In the event of an NEO’s termination under any termination scenario except for a change-in-control, such NEO will receive the following benefits:

•	Any accrued but unpaid Base Salary to the date of termination.

•	Any accrued but unpaid expenses to be reimbursed in accordance with the executive’s employment agreement.

•	Unused vacation pay.

•	Any unpaid bonuses for a prior period to which the NEO is entitled.

•	Any benefits to which the executive is entitled.

Payments Made Upon Voluntary Termination.  In the event of an NEO’s termination, such NEO will receive benefits indicated under the heading “Payments Made Upon Any Termination Scenario” and any non-vested equity awards will be cancelled. Mr. Smith will have the earlier of the expiration of the terms of the option grants or the third anniversary of the date of termination to exercise such awards. If Mr. Smith voluntarily terminates his employment prior to December 31, 2010, he will not be eligible for benefits under the ESP, but will be entitled to $300,000 in supplemental annual retirement benefits, which will increase to the following amounts: (i) $500,000 if he is employed on December 3, 2007 and (ii) $700,000 if he is employed on or after December 3, 2008. The first applicable supplemental retirement benefit will become payable six months after termination of Mr. Smith’s employment with us, and such supplemental retirement benefit will be payable each year to him through the remainder of his life, with a 50% right of survivorship.

For Messers. Wright and Lewis, they will have the earlier of the expiration of the terms of the option grants or the third anniversary of the date of termination to exercise such awards. For Messers. Finnerty and Haywood, they will have up to three months after termination to exercise any vested options. Mr. Haywood will not be entitled to any earned but unpaid bonuses upon voluntary termination.

Payments Made Upon Retirement.  In the event of an NEO’s retirement, such NEO will receive benefits indicated under the heading “Payments Made Upon Any Termination Scenario”, any pro-rated bonus for the period in which the termination due to retirement occurs and any non-vested equity awards will be cancelled. The executives will continue to exercise the earlier of the general terms of the options or the third anniversary of the date of the termination due to retirement.

Payments Made Upon Death.  In the event of an NEO’s death, such NEO beneficiaries or estate will receive benefits indicated under the heading “Payments Made Upon Any Termination Scenario” as well as the benefits indicated below:

•	Pro-rata bonus for the period in which the termination occurred.

•	Mr. Smith will receive two additional years of Base Salary and Messers. Finnerty, Wright and Lewis will receive one additional year of Base Salary.

•	Messers. Smith, Finnerty, Wright and Lewis will be fully vested in their stock options and restricted stock with one year for the executive’s estate or beneficiary to exercise such awards. Mr. Haywood will forfeit all unvested equity awards. For any vested options, Mr. Haywood’s beneficiaries will have the earlier of one year after the date of death or the expiration of the general terms of the options to exercise such awards.

Payments Made Upon Disability.  In the event of an NEO’s disability, such NEO will receive the benefits indicated under the headings “Payments Made Upon Any Termination Scenario” and “Payments Made Upon Death” less any payments received under any long-term disability plan or arrangement paid for by Tesoro. Messers. Smith, Finnerty, Wright, and Lewis will be fully vested in all equity awards and will have up to one year from the date of termination due to disability to exercise all such options. Mr. Haywood will forfeit all unvested equity awards. For any vested options, Mr. Haywood will have the earlier of one year after the date of disability or the expiration of the terms of the options.

Payments Made Upon Involuntary Termination with Cause.  In the event of an NEO’s termination with cause, such NEO will receive the benefits indicated under the headings “Payments Made Upon Any Termination Scenario” except that any unvested stock options or restricted stock will be forfeited as well as any outstanding stock options for Messers. Smith, Finnerty, Wright, Lewis, and Haywood. Mr. Smith will also be entitled to the supplemental annual retirement benefits described under “Payments Made Upon Voluntary Termination” above. Mr. Haywood is not entitled to any earned but unpaid bonuses upon an involuntary termination with cause.

Payments Made Upon Involuntary Termination without Cause.  In the event of an NEO’s termination without cause, such NEO will receive the benefits indicated under the heading “Payments Made Upon Any Termination Scenario” as well as the benefits indicated below:

•	Messers. Smith, Finnerty, Wright, and Lewis will receive an amount equal to two times the Base Salary and Target Annual Bonus and Mr. Haywood will receive an amount equal to one and one-half times the Base Salary and Target Annual Bonus.

•	Messers. Smith, Finnerty, Wright and Lewis will continue to vest in all stock options or restricted stock awards over the two year period commencing on the date of such termination. They will have the earlier of two and one-half years for Mr. Smith and two years for Messers. Finnerty, Wright and Lewis or the expiration of the terms of the option grants to exercise such awards. Mr. Haywood will forfeit any nonvested equity awards and will have up to three months after his termination of employment to exercise any vested options.

•	Continuation of all health benefits, group or individual, to the extent that such arrangements are made available to the Tesoro’s retirees, fully paid by Tesoro, and without additional income tax consequences to the executive. For these purposes, the executive will be considered a retiree regardless of whether he would qualify as one, and only until the earliest occurs of two and one-half years for Mr. Smith and two years for Messers. Finnerty, Wright, and Lewis following termination, death, or if he gets covered by a comparable benefit by a subsequent employer.

•	Mr. Haywood will continue to have all medical and life insurance plans for a period of one and one-half years following termination of employment or until he is eligible to participate under another employer’s plans, whichever is shorter.

•	We will provide outplacement services, at no expense to Mr. Haywood, for a period not to exceed twelve months following the date of termination.

•	If the executive is not vested in our defined benefit or defined contribution retirement plans, the executive will receive a lump sum payment equivalent to the difference between the value of the accrued benefit under our qualified defined contribution and defined benefit plans as of the date of retirement and the value of the accrued benefit under those qualified retirement plans had the executive been vested 100% in those accrued benefits at the time of retirement (applies to Messers. Finnerty, Wright, and Lewis).

Bruce A. Smith

	Termination Scenario ($)
	Change-in-					Involuntary	Involuntary
Compensation Components	Control	Voluntary	Retirement	Death	Disability	w/ Cause	w/out Cause

Severance(1)(2)(3)	13,935,000	2,402,308	2,402,308	2,402,308	2,402,308	2,402,308	4,802,308
Continued Salary(4)(5)	—	—	—	2,400,000	2,040,000	—	2,400,000
Total Value of Outstanding Equity(6)	94,036,942	94,036,942	94,036,942	94,036,942	94,036,942	—	94,036,942
Value of Accelerated Equity(7)	37,910,422	—	—	37,910,422	37,910,422	—	37,910,422
Retirement Benefits(8)(9)	13,705,312	3,805,648	13,705,312	13,705,312	13,705,312	3,805,648	13,705,312
Health Benefits(10)	57,159	—	—	—	—	—	47,633
Gross-up(11)	—	—	—	—	—	—	—

(1)	The severance amounts for a change-in-control include a lump sum amount equal to three times the sum of Mr. Smith’s base salary plus his target annual bonus, any earned unpaid bonuses for the year of the change-in-control or the average of the actual bonus percentages earned for the bonuses paid for the three years prior to the change-in-control, and a bonus equal to 250% of his base salary, pro-rated, following a termination under a change-in-control.

(2)	The severance amounts for all specified termination events other than a change-in-control include the following unless specified differently: any accrued but unpaid base salary for services rendered to the date of termination, any accrued but unpaid expenses required to be reimbursed, any vacation accrued, any earned but unpaid bonuses for any prior year, and a pro-rata bonus under the incentive compensation plan as stated in his employment agreement.

(3)	The severance amount for an involuntary termination without cause not only includes those items noted in footnote 2 above, but also includes one-half of the amount that is two times the sum of Mr. Smith’s base salary and target annual bonus, half of which shall be paid in a lump sum following six months after such termination. See footnote 5 which addresses how the other half of this amount is paid.

(4)	The amount represents the two additional years of base salary to be received under a termination due to death or disability. The amount under a termination due to disability is offset by any payments Mr. Smith receives under our long-term disability plan for this two year period. This amount will be paid in the same manner as if Mr. Smith had remained an active employee until the end of period.

(5)	The amount under a termination without cause represents the other half of the amount that is two times the sum of his base salary and his target annual bonus, which will be paid beginning as soon as administratively practicable following six months after the date of termination without cause and shall be paid in the same manner as if Mr. Smith had remained an active employee until the end of the period. See footnote 3 which addresses how the other half of this amount is paid.

(6)	The value of outstanding equity represents the aggregate excess over the fair market value of the vested options as of December 31, 2006 over the option exercise price. Any outstanding equity awards under a termination for cause are forfeited.

(7)	The value of accelerated equity represents the aggregate excess over the fair market value of the unvested options as of December 31, 2006 over the grant price of the options that accelerates in connection with the specified change-in-control or termination event. The value also includes the fair market value of the unvested restricted stock as of December 31, 2006 that accelerates in connection with the specified change-in- control or termination event. The value of the accelerated restricted stock was calculated by taking the fair market value of Tesoro’s closing stock price as of December 31, 2006. For a change-in-control or a termination due to death or disability, Mr. Smith or Mr. Smith’s estate or beneficiaries, as applicable, will be fully vested in all stock options and restricted stock. For a termination due to a termination without cause, Mr. Smith will continue to vest in all stock option awards or restricted stock awards over the two year period commencing on the date of such termination of employment. The amount included in this column under a termination without cause represents the value of the equity that continues to vest for two years using Tesoro’s closing stock price as of December 31, 2006.

(8)	The retirement benefit under a change-in-control or a termination due to retirement, death, disability or an involuntary termination without cause represents the lump sum present value calculated using the same assumptions as of December 31, 2006 that are used for financial reporting purposes noted in the Pension Benefit section along with the assumption that Mr. Smith had twenty years of service in the ESP payable as a 50% right of survivorship that Mr. Smith would receive in accordance with his employment agreement.

(9)	The retirement benefit under a voluntary termination or a termination for cause represents the lump sum present value of the $300,000 payable as a 50% right of survivorship that Mr. Smith would receive as set forth in his employment agreement.

(10)	The amount represents the estimated health and welfare benefits provided to the executive under a change-in-control or a voluntary termination without cause under his employment agreement.

(11)	Upon a change-in-control, an executive may be subject to certain excise taxes under Section 280G of the Internal Revenue Code. In his employment agreement, we have agreed to reimburse Mr. Smith for any excise tax as a result of the parachute payment and any additional federal income taxes (including any additional excise taxes) payable as a result of the reimbursement, assuming that he is subject to federal income taxes at the highest individual marginal tax rate. The amounts in the table are based on a 280G excise tax rate of 20%, a 35% federal income tax rate and a 1.45% Medicare tax rate. Based on the amounts shown in the “Change-in-Control” column, Mr. Smith is not subject to a 280G excise tax gross-up.

William J. Finnerty

	Termination Scenario ($)
	Change-in-					Involuntary	Involuntary
Compensation Components	Control	Voluntary	Retirement	Death	Disability	w/ Cause	w/out Cause

Severance(1)(2)(3)	5,159,961	1,172,092	1,172,092	1,172,092	1,172,092	1,172,092	2,513,342
Continued Salary(4)(5)	—	—	—	725,000	545,000	—	1,341,250
Total Value of Outstanding Equity(6)	1,503,182	1,503,182	1,503,182	1,503,182	1,503,182	—	1,503,182
Value of Accelerated Equity(7)	2,545,924	—	—	2,545,924	2,545,924	—	2,331,075
Retirement Benefits(8)(9)(10)	2,062,158	—	—	—	—	—	—
Health Benefits(11)	34,100	—	—	—	—	—	34,100
Gross-up(12)	2,249,180	—	—	—	—	—	—

(1)	The severance amounts for a change-in-control include a lump sum amount equal to three times the sum of Mr. Finnerty’s base salary plus his target annual bonus and any earned unpaid bonuses, pro-rated as of the date of the change-in-control.

(2)	The severance amounts for all specified termination events other than a change-in-control include the following unless specified differently: any accrued but unpaid base salary for services rendered to the date of termination, any accrued but unpaid expenses required to be reimbursed, any vacation accrued, any earned but unpaid bonuses for any prior year, and a pro-rata bonus under the incentive compensation plan as stated in his employment agreement.

(3)	The severance amount for an involuntary termination without cause not only includes those items noted in footnote 2 above, but also includes one-half of the amount that is two times the sum of his base salary and his target annual bonus, half of which shall be paid in a lump sum following six months after such termination. See footnote 5 which addresses how the other half of this amount is paid.

(4)	The amount represents the one additional year of base salary to be received under a termination due to death or disability. The amount under a termination due to disability is offset by any payments Mr. Finnerty receives under our long-term disability plan for this one year period. This amount will be paid in the same manner as if Mr. Finnerty had remained an active employee until the end of the period.

(5)	The amount under a termination without cause represents the other half of the amount that is two times the sum of his base salary and his target annual bonus, which will be paid during the two year period beginning as soon as administratively practicable following six months after the date of termination without cause and shall be paid in the same manner as if Mr. Finnerty had remained an active employee until the end of the period. See footnote 3 which addresses how the other half of this amount is paid.

(6)	The value of outstanding equity represents the aggregate excess over the fair market value of the vested options as of December 31, 2006 over the option exercise price. Any outstanding equity awards under a termination for cause are forfeited.

(7)	The value of accelerated equity represents the aggregate excess over the fair market value of the unvested options as of December 31, 2006 over the grant price of the options that accelerates in connection with the specified change-in-control or termination event. The value also includes the fair market value of the unvested restricted stock as of December 31, 2006 that accelerates in connection with the specified change-in-control or termination event. The value of the accelerated restricted stock was calculated by taking the fair market value of Tesoro’s closing stock price as of December 31, 2006. For a change-in-control or a termination due to death or disability, Mr. Finnerty or Mr. Finnerty’s estate or beneficiaries, as applicable, will be fully vested in all stock options and restricted stock. For a termination due to a termination without cause, Mr. Finnerty will continue to vest in all stock option awards or restricted stock awards over the two year period commencing on the date of such termination of employment. The amount included in this column under a termination without cause represents the value of the equity that continues to vest for two years using Tesoro’s closing stock price as of December 31, 2006.

(8)	The retirement benefit represents the lump sum present value calculation of the retirement benefit that Mr. Finnerty would receive under a change-in-control using the same assumptions as of December 31, 2006 that are used for financial reporting purposes noted in the Pension Benefits section including the three additional years of service credit received upon a change-in-control.

(9)	The death benefits in the ESP are equal to the larger of 400% of the executive’s December 1, 2006 base pay, prior to the date of death, payable over the eight years after the death of the executive or the accrued ESP benefit payable after the death of the executive for the lifetime of the spouse. As Mr. Finnerty is not vested in the ESP at the assumed time of death, December 31, 2006, his monthly payment under the ESP, payable for eight years, would be $30,208, assuming no reduction for early retirement and assuming the offsets for Social Security, Retirement Plan and other benefits that would apply when the executive had attained the ages when these offsets would have applied.

(10)	If the executive becomes disabled, the executive is entitled to the monthly retirement benefit that he is eligible to receive at his normal retirement date, but based upon the service the participant would have accrued had he remained in active employment until his retirement date and continued at the same rate of earnings until that date. The present value of the accumulated benefit under the ESP is included in the Pension Benefits table.

(11)	The amount represents the estimated health and welfare benefits provided to the executive under a change-in-control or a voluntary termination without cause under his employment agreement.

(12)	Upon a change-in-control, an executive maybe subject to certain excise taxes under Section 280G of the Internal Revenue Code. In his employment agreement, we have agreed to reimburse Mr. Finnerty for any excise tax as a result of the parachute payment and any additional federal income taxes (including any additional excise taxes) payable as a result of the reimbursement, assuming that he is subject to federal income taxes at the highest individual marginal tax rate. The amounts in the table are based on a 280G excise tax rate of 20%, a 35% federal income tax rate and a 1.45% Medicare tax rate.

Gregory A. Wright

	Termination Scenario ($)
	Change-in-					Involuntary	Involuntary
Compensation Components	Control	Voluntary	Retirement	Death	Disability	w/ Cause	w/out Cause

Severance(1)(2)(3)	3,880,196	850,974	850,974	850,974	850,974	850,974	1,874,724
Continued Salary(4)(5)	—	—	—	585,000	405,000	—	1,023,750
Total Value of Outstanding Equity(6)	1,207,563	1,207,563	1,207,563	1,207,563	1,207,563	—	1,207,563
Value of Accelerated Equity(7)	2,492,462	—	—	2,492,462	2,492,462	—	2,321,460
Retirement Benefits(8)(9)(10)	6,095,722	—	—	—	—	—	—
Health Benefits(11)	34,100	—	—	—	—	—	34,100
Gross-up(12)	—	—	—	—	—	—	—

(1)	The severance amounts for a change-in-control includes a lump sum amount equal to three times the sum of Mr. Wright’s base salary plus his target annual bonus and any earned unpaid bonuses, pro-rated as of the date of the change-in-control.

(2)	The severance amounts for all specified termination events other than a change-in-control include the following unless specified differently: any accrued but unpaid base salary for services rendered to the date of termination, any accrued but unpaid expenses required to be reimbursed, any vacation accrued, any earned but unpaid for bonuses for any prior year, and a pro-rata bonus under the incentive compensation plan as stated in his employment agreement.

(3)	The severance amount for an involuntary termination without cause not only includes those items noted in footnote 2 above, but also includes one-half of the amount that is two times the sum of his base salary and his target annual bonus, half of which shall be paid in a lump sum following six months after such termination. See footnote 5 which addresses how the other half of this amount is paid.

(4)	The amount represents the one additional year of base salary to be received under a termination due to death or disability. The amount under a termination due to disability is offset by any payments Mr. Wright receives under our long-term disability plan for this one year period. This amount will be paid in the same manner as if Mr. Wright had remained an active employee until the end of period.

(5)	The amount under a termination without cause represents the other half of the amount that is two times the sum of his base salary and his target annual bonus, which will be paid during the two year period beginning as soon as administratively practicable following six months after the date of termination without cause and shall be paid in the same manner as if Mr. Wright had remained an active employee until the end of the period. See footnote 3 which addresses how the other half of this amount is paid.

(6)	The value of outstanding equity represents the aggregate excess over the fair market value of the vested options as of December 31, 2006 over the option exercise price. Any outstanding equity awards under a termination for cause are forfeited.

(7)	The value of accelerated equity represents the aggregate excess over the fair market value of the unvested options as of December 31, 2006 over the grant price of the options that accelerates in connection with the specified change-in-control or termination event. The value also includes the fair market value of the unvested restricted stock as of December 31, 2006 that accelerates in connection with the specified change-in-control or termination event. The value of the accelerated restricted stock was calculated by taking the fair market value of Tesoro’s closing stock price as of December 31, 2006. For a change-in-control or a termination due to death or disability, Mr. Wright or Mr. Wright’s estate or beneficiaries, as applicable, will be fully vested in all stock options and restricted stock. For a termination due to a termination without cause, Mr. Wright will continue to vest in all stock option awards or restricted stock awards over the two year period commencing on the date of such termination of employment. The amount included in this column under a termination without cause represents the value of the equity that continues to vest for two years using Tesoro’s closing stock price as of December 31, 2006.

(8)	The retirement benefit represents the lump sum present value calculation of the retirement benefit that Mr. Wright would receive under a change-in-control using the same assumptions as of December 31, 2006 that are used for financial reporting purposes noted in the Pension Benefits section including the three additional years of service credit received upon a change-in-control.

(9)	The death benefits in the ESP are equal to the larger of 400% of the executive’s December 1, 2006 base pay, prior to the date of death, payable over the eight years after the death of the executive or the accrued ESP benefit payable after the death of the executive for the lifetime of the spouse. Assuming that Mr. Wright died on December 31, 2006, his monthly payment under the ESP, payable for life, would be $37,054, assuming no reduction for early retirement and assuming the offsets for Social Security, Retirement Plan and other benefits that would apply when the executive had attained the ages when these offsets would have applied.

(10)	If the executive becomes disabled, the executive is entitled to the monthly retirement benefit that he is eligible to receive at his normal retirement date, but based upon the service the participant would have accrued had he remained in active employment until his retirement date and continued at the same rate of earnings until that date. The present value of the accumulated benefit under the ESP is included in the Pension Benefits table.

(11)	The amount represents the estimated health and welfare benefits provided to the executive under a change-in-control or a voluntary termination without cause under his employment agreement.

(12)	Upon a change-in-control, an executive maybe subject to certain excise taxes under Section 280G of the Internal Revenue Code. In his employment agreement, we have agreed to reimburse Mr. Wright for any excise tax as a result of the parachute payment and any additional federal income taxes (including any additional excise taxes) payable as a result of the reimbursement, assuming that he is subject to federal income taxes at the highest individual marginal tax rate. The amounts in the table are based on a 280G excise tax rate of 20%, a 35% federal income tax rate and a 1.45% Medicare tax rate. Based on the amounts shown in the “Change-in-Control” column, Mr. Wright is not subject to a 280G excise tax gross-up.

Everett D. Lewis

	Termination Scenario ($)
	Change-in-					Involuntary	Involuntary
Compensation Components	Control	Voluntary	Retirement	Death	Disability	w/ Cause	w/out Cause

Severance(1)(2)(3)	2,875,781	632,704	632,704	632,704	632,704	632,704	1,397,704
Continued Salary(4)(5)	—	—	—	450,000	270,000	—	765,000
Total Value of Outstanding Equity(6)	6,939,741	6,939,741	6,939,741	6,939,741	6,939,741	—	6,939,741
Value of Accelerated Equity(7)	1,464,415	—	—	1,464,415	1,464,415	—	1,354,797
Retirement Benefits(8)(9)(10)	3,166,098	—	—	—	—	—	—
Health Benefits(11)	33,470	—	—	—	—	—	33,470
Gross-up(12)	1,291,088	—	—	—	—	—	—

(1)	The severance amounts for a change-in-control includes a lump sum amount equal to three times the sum of Mr. Lewis’s base salary plus his target annual bonus and any earned unpaid bonuses, pro-rated as of the date of the change-in-control.

(2)	The severance amounts for all specified termination events other than a change-in-control include the following unless specified differently: any accrued but unpaid base salary for services rendered to the date of termination, any accrued but unpaid expenses required to be reimbursed, any vacation accrued, any earned but unpaid bonuses for any prior year, and a pro-rata bonus under the incentive compensation plan as stated in his employment agreement.

(3)	The severance amount for an involuntary termination without cause not only includes those items noted in footnote 2 above, but also includes one-half of the amount that is two times the sum of his base salary and his target annual bonus, half of which shall be paid in a lump sum following six months after such termination. See footnote 5 which addresses how the other half of this amount is paid.

(4)	The amount represents the one additional year of base salary to be received under a termination due to death or disability. The amount under a termination due to disability is offset by any payments Mr. Lewis receives under our long-term disability plan for this one year period. This amount will be paid in the same manner as if Mr. Lewis had remained an active employee until the end of period.

(5)	The amount under a termination without cause represents the other half of the amount that is two times the sum of his base salary and his target annual bonus, which will be paid during the two year period beginning as soon as administratively practicable following six months after the date of termination without cause and shall be paid in the same manner as if Mr. Lewis had remained an active employee until the end of the period. See footnote 3 which addresses how the other half of this amount is paid.

(6)	The value of outstanding equity represents the aggregate excess over the fair market value of the vested options as of December 31, 2006 over the option exercise price. Any outstanding equity awards under a termination for cause are forfeited.

(7)	The value of accelerated equity represents the aggregate excess over the fair market value of the unvested options as of December 31, 2006 over the grant price of the options that accelerates in connection with the specified change-in-control or termination event. The value also includes the fair market value of the unvested restricted stock as of December 31, 2006 that accelerates in connection with the specified change-in-control or termination event. The value of the accelerated restricted stock was calculated by taking the fair market value of Tesoro’s closing stock price as of December 31, 2006. For a change-in-control or a termination due to death or disability, Mr. Lewis or Mr. Lewis’ estate or beneficiaries, as applicable, will be fully vested in all stock options and restricted stock. For a termination due to a termination without cause, Mr. Lewis will continue to vest in all stock option awards or restricted stock awards over the two year period commencing on the date of such termination of employment. The amount included in this column under a termination without cause represents the value of the equity that continues to vest for two years using Tesoro’s closing stock price as of December 31, 2006.

(8)	The retirement benefit represents the lump sum present value calculation of the retirement benefit that Mr. Lewis would receive under a change-in-control using the same assumptions as of December 31, 2006 that are used for financial reporting purposes noted in the Pension Benefits section including the three additional years of service credit received upon a change-in-control.

(9)	The death benefits in the ESP are equal to the larger of 400% of the executive’s December 1, 2006 base pay, prior to the date of death, payable over the eight years after the death of the executive or the accrued ESP benefit payable after the death of the executive for the lifetime of the spouse. Assuming that Mr. Lewis died on December 31, 2006, his monthly payment under the ESP, payable for life, would be $18,534, assuming no reduction for early retirement and assuming the offsets for Social Security, Retirement Plan and other benefits that would apply when the executive had attained the ages when these offsets would have applied.

(10)	If the executive becomes disabled, the executive is entitled to the monthly retirement benefit that he is eligible to receive at his normal retirement date, but based upon the service the participant would have accrued had he remained in active employment until his retirement date and continued at the same rate of earnings until that date. The present value of the accumulated benefit under the ESP is included in the Pension Benefits table.

(11)	The amount represents the estimated health and welfare benefits provided to the executive under a change-in-control or a voluntary termination without cause under his employment agreement.

(12)	Upon a change-in-control, an executive maybe subject to certain excise taxes under Section 280G of the Internal Revenue Code. In his employment agreement, we have agreed to reimburse Mr. Lewis for any excise tax as a result of the parachute payment and any additional federal income taxes (including any additional excise taxes) payable as a result of the reimbursement, assuming that he is subject to federal income taxes at the highest individual marginal tax rate. The amounts in the table are based on a 280G excise tax rate of 20%, a 35% federal income tax rate and a 1.45% Medicare tax rate.

J. William Haywood

	Termination Scenario ($)
	Change-in-					Involuntary	Involuntary
Compensation Components	Control	Voluntary	Retirement	Death	Disability	w/ Cause	w/out Cause

Severance(1)(2)(3)	1,816,117	28,135	352,377	352,377	352,377	28,135	1,262,502
Continued Salary	—	—	—	—	—	—	—
Total Value of Outstanding Equity(4)	4,472,471	4,472,471	4,472,471	4,472,471	4,472,471	—	4,,472,471
Value of Accelerated Equity(5)	644,687	—	—	—	—	—	—
Retirement Benefits(6)(7)(8)	2,196,616	—	—	—	—	—	—
Health Benefits(9)	38,012	—	—	—	—	—	22,807
Gross-up(10)	—	—	—	—	—	—	—

(1)	The severance amounts for a change-in-control includes a lump sum amount equal to two and one-half times the sum of Mr. Haywood’s base salary plus his target annual bonus and any earned unpaid bonuses, pro-rated as of the date of the change-in-control.

(2)	The severance amounts for all specified termination events other than a change-in-control include the following unless specified differently: any accrued but unpaid base salary for services rendered to the date of termination, any accrued but unpaid expenses required to be reimbursed, any vacation accrued, any earned but unpaid for bonuses for any prior year, and a pro-rata bonus under the incentive compensation plan as stated in his employment agreement.

(3)	The severance amount for an involuntary termination without cause not only includes those items noted in footnote 2 above, but also includes placement services, at no expense to Mr. Haywood, for a period not to exceed twelve months following the termination.

(4)	The value of outstanding equity represents the aggregate excess over the fair market value of the vested options as of December 31, 2006 over the option exercise price. Any outstanding equity awards under a termination for cause are forfeited.

(5)	The value of accelerated equity represents the aggregate excess over the fair market value of the unvested options as of December 31, 2006 over the grant price of the options that accelerates in connection with the specified change-in-control or termination event. The value also includes the fair market value of the unvested restricted stock as of December 31, 2006 that accelerates in connection with the specified change-in-control or termination event. The value of the accelerated restricted stock was calculated by taking the fair market value of Tesoro’s closing stock price as of December 31, 2006. For a change-in-control, Mr. Haywood will be fully vested in all stock options and restricted stock.

(6)	The retirement benefit represents the lump sum present value calculation of the retirement benefit that Mr. Haywood would receive under a change-in-control using the same assumptions as of December 31, 2006 that are used for financial reporting purposes noted in the Pension Benefits section including the two and one-half additional years of service credit received upon a change-in-control.

(7)	The death benefits in the ESP are equal to the larger of 400% of the executive’s December 1, 2006 base pay, prior to the date of death, payable over the eight years after the death of the executive or the accrued ESP benefit payable after the death of the executive for the lifetime of the spouse. Assuming that Mr. Haywood died on December 31, 2006, his monthly payment under the ESP, payable for life, would be $25,390, assuming no reduction for early retirement and assuming the offsets for Social Security, Retirement Plan and other benefits that would apply when the executive had attained the ages when these offsets would have applied.

(8)	If the executive becomes disabled, the executive is entitled to the monthly retirement benefit that he is eligible to receive at his normal retirement date, but based upon the service the participant would have accrued had he remained in active employment until his retirement date and continued at the same rate of earnings until that date. The present value of the accumulated benefit under the ESP is included in the Pension Benefits table.

(9)	The amount represents the estimated health and welfare benefits provided to the executive under a change-in-control or a voluntary termination without cause under his employment agreement.

(10)	In his employment agreement, Mr. Haywood is not entitled contractually to receive a change-in-control related excise tax gross-up.

EXPENSES OF SOLICITATION

We expect to solicit proxies primarily by mail, but our directors, officers and regular employees may also solicit by personal interview, telephone or similar means. All expenses in connection with the solicitation of proxies will be borne by us. Arrangements will be made by us for the forwarding, at our expense, of soliciting materials by brokers, nominees, fiduciaries and other custodians to their principals. We have retained a professional proxy soliciting organization, Innisfree M&A Incorporated, to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners, and possibly individual holders of record of 1,000 shares or more, by personal interview, telephone or similar means. We will pay such organization its customary fees, estimated not to exceed $8,500, and will reimburse such organization for certain expenses.

STOCKHOLDER PROPOSALS

Proposals of stockholders to be presented at the annual meeting to be held in 2008 must be received for inclusion in our proxy statement and form of proxy by November 29, 2007. In addition, for business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 90 days (which for the 2008 meeting would be February 1, 2008) nor more than 180 days (which for the 2008 meeting would be November 2, 2007) prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is more than 45 days later than the anniversary date of the immediately preceding annual meeting of stockholders (which for the 2008 meeting would be June 15, 2008), notice by the stockholder to be timely must be received by the Corporate Secretary not later than the close of business on the tenth day following the day on which a written statement setting forth the date of the annual meeting of stockholders is mailed to stockholders or the date on which it is first disclosed to the public. A stockholder’s notice to the Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting of stockholders (a) a brief description of the business desired to be brought before the annual meeting of stockholders, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such proposal, (c) the class and number of shares of the Company that are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. In addition, if the stockholder’s ownership of shares of the Company, as set forth in the notice, is solely beneficial, documentary evidence of such ownership must accompany the notice.

OTHER MATTERS

As of the date of this Proxy Statement, our management has no knowledge of any matters to be presented for consideration at the meeting other than those referred to above. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote such proxy to the extent entitled in accordance with their best judgment.

Upon the written request of any person whose proxy is solicited hereunder, Tesoro will furnish without charge to such person a copy of its annual report filed with the United States Securities and Exchange Commission on Form 10-K, including financial statements and schedules thereto, for the fiscal year ended December 31, 2006. Such written request is to be directed to:

Tesoro Corporation
300 Concord Plaza Drive
San Antonio, Texas 78216-6999
Attention: Investor Relations

By Order of the Board of Directors,

CHARLES S. PARRISH
Secretary
March 30, 2007

ANNUAL MEETING OF STOCKHOLDERS OF
TESORO CORPORATION
May 1, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided. â

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE NOMINEES LISTED IN ITEM 1 AND “FOR” ITEM 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
ITEM 1. Election of 9 directors (all nominated as directors to serve for the terms indicated in the Proxy Statement).				ITEM 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2007.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O John F. Bookout, III
O Rodney F. Chase
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Robert W. Goldman O Steven H. Grapstein		ITEM 3. To transact such other business as may properly come before the meeting or any adjournment thereof.
O William J. Johnson
☐	FOR ALL EXCEPT (See instructions below)	O J. W. (Jim) Nokes O Donald H. Schmude		If there is no box marked with respect to item 2, then direction is given to vote FOR the item as to which no box has been marked.
O Bruce A. Smith
		O Michael E. Wiley		TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Please mark, sign, date and return in the enclosed envelope.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

TESORO CORPORATION
ANNUAL MEETING OF STOCKHOLDERS, MAY 1, 2007
This proxy is solicited on behalf of the Board of Directors.
     The undersigned hereby appoints BRUCE A. SMITH and CHARLES S. PARRISH, and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all the shares of Common Stock of Tesoro Corporation (the “Company”) held of record by the undersigned at the close of business on March 13, 2007, at the Annual Meeting of Stockholders to be held at the Four Seasons Hotel, 1260 Channel Drive, Santa Barbara, California, on Tuesday, May 1, 2007 at 5:00 P.M. Pacific time, and at any adjournment thereof, with all the powers the undersigned would have if personally present, upon the matters set forth in the Notice of such meeting and as indicated in the following sentence. Said proxies are authorized to vote in accordance with the Proxy Statement FOR the election of the persons nominated pursuant thereto as directors (unless authority is withheld as provided), as indicated on the reverse side and FOR the other proposal more fully set forth in the Proxy Statement, and in their discretion upon any other matters as may properly come before the meeting.
(Continued and to be signed on the reverse side)

COMMENTS:

ANNUAL MEETING OF STOCKHOLDERS OF
TESORO CORPORATION THRIFT PLAN
and/or
TESORO CORPORATION RETAIL SAVINGS PLAN
May 1, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided. â

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE NOMINEES LISTED IN ITEM 1 AND “FOR” ITEM 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
ITEM 1. Election of 9 directors (all nominated as directors to serve for the terms indicated in the Proxy Statement).				ITEM 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2007.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O John F. Bookout, III
O Rodney F. Chase
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O Robert W. Goldman O Steven H. Grapstein		ITEM 3. To transact such other business as may properly come before the meeting or any adjournment thereof.
O William J. Johnson
☐	FOR ALL EXCEPT (See instructions below)	O J. W. (Jim) Nokes O Donald H. Schmude		If there is no box marked with respect to item 2, then direction is given to vote FOR the item as to which no box has been marked.
O Bruce A. Smith
		O Michael E. Wiley		TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Please mark, sign, date and return in the enclosed envelope.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

TESORO CORPORATION THRIFT PLAN
and/or
TESORO CORPORATION RETAIL SAVINGS PLAN
ANNUAL MEETING OF STOCKHOLDERS, MAY 1, 2007
This proxy is solicited on behalf of the Board of Directors.
     The undersigned participant in the TESORO CORPORATION THRIFT PLAN and/or TESORO CORPORATION RETAIL SAVINGS PLAN (the “Plan(s)”) hereby acknowledges receipt of the Notice of the Annual Stockholders to be held at the Four Seasons Hotel, 1260 Channel Drive, Santa Barbara, California, on Tuesday, May 1, 2007 at 5:00 P.M. Pacific time, and directs Fidelity Management Trust Company, Trustee, to vote (or cause to be voted) all shares of Common Stock of Tesoro Corporation (the “Company”) allocated to the undersigned’s account under the Plan(s) and held in the Trustee’s name at the close of business on March 13, 2007, at said meeting and at any adjournment thereof. Said Trustee is authorized to vote in accordance with the Proxy Statement FOR the election of the persons nominated pursuant thereto as directors (unless authority is withheld as provided), as indicated on the reverse side, and FOR the other proposal more fully set forth in the Proxy Statement, and in its discretion upon any other matters as may properly come before the meeting.
(Continued and to be signed on the reverse side)

COMMENTS: